UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

AVALONBAY COMMUNITIES, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2009

        NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the "Annual Meeting") of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), will be held on Thursday, May 21, 2009, at 9:00 a.m. local time at The Ritz-Carlton, Pentagon City, 1250 South Hayes Street, Arlington, Virginia 22202, for the following purposes:

          1.     To elect the following nine directors to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and qualify: Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Gilbert M. Meyer, Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, H. Jay Sarles, and W. Edward Walter.

          2.     To vote on approval of the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan.

          3.     To vote on ratifying the selection by the Audit Committee of the Company's Board of Directors of Ernst & Young LLP as the Company's independent auditors for 2009.

          4.     To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

        The Board of Directors has fixed the close of business on March 6, 2009 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at that time will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

        You are requested to authorize a proxy to vote your shares by filling in and signing the enclosed proxy card, which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet by following the instructions on your proxy card. Any proxy delivered by a holder of Common Stock may be revoked by a writing delivered to the Company stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Holders of record of Common Stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or authorized a proxy by telephone or over the Internet, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.

By Order of the Board of Directors

Edward M. Schulman
 Secretary

Alexandria, Virginia
April 3, 2009

Proxy Statement

AvalonBay Communities, Inc.

2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2009

I. SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q.
Why am I receiving these materials?

A.
This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 3, 2009. The accompanying proxy is solicited on behalf of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the "Company"). We are providing these proxy materials to you in connection with our 2009 Annual Meeting of Stockholders of the Company to be held on Thursday, May 21, 2009, at 9:00 a.m. local time at The Ritz-Carlton, Pentagon City, 1250 South Hayes Street, Arlington, Virginia 22202, and any postponements or adjournments thereof (the "Annual Meeting"). As a Company stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement. Directions on how to attend the Annual Meeting of Stockholders in person are available on the Company's Internet website at www.avalonbay.com/events.

Q.
How can I access the proxy materials electronically?

A.
This proxy statement, our 2008 Annual Report to Stockholders and our 2008 annual report on Form 10-K are available on our website at www.proxyvote.com. Instead of receiving copies of our future annual reports, proxy statements, and proxy cards by mail, shareholders can elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of producing and mailing documents to you and help conserve natural resources. You may sign up for electronic delivery by visiting www.proxyvote.com.

Q.
Who may vote at the Annual Meeting?

A.
You may vote all the shares of our Common Stock that you owned at the close of business on March 6, 2009, the record date. On the record date the Company had 79,878,758 shares of Common Stock outstanding and entitled to vote at the meeting. You may cast one vote for each share of Common Stock held by you on all matters.

Q.
What constitutes a quorum at the Annual Meeting?

A.
The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A "broker non-vote" refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which, on one or more but not all proposals, such broker or nominee does not have discretionary voting power to vote such share.

Q.
What proposals will be voted on at the Annual Meeting?

A.
At the Annual Meeting, stockholders will be asked to: (1) elect nine directors of the Company, (2) consider and vote upon the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan, (3) consider and vote upon ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 2009 and (4) transact such other business as may be properly brought before the Annual Meeting.

Q.
How does the Board of Directors recommend I vote?

A.
Please see the information included in the Proxy Statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.
"FOR" each of the nominees to the Board of Directors;

2.
"FOR" approval of the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan; and

3.
"FOR" ratification of the selection of Ernst &Young LLP as the Company's independent auditors for 2009.

Q.
How do I vote?

A.
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in "street name"), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

        By Internet—If you have Internet access, you may authorize your proxy from any location in the world by following the "By Internet" instructions on the proxy card, or, if applicable, the Internet voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

        By Telephone—If you live in the United States or Canada, you may authorize your proxy by following the "By Telephone" instructions on the proxy card, or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

        By Mail—You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a new properly executed and later dated proxy, by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without further action will not cause your previously granted proxy to be revoked. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee.

        If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted FOR the election of the nine nominees for director of the Company named in this Proxy Statement, FOR approval of the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan, and FOR the ratification of the selection of Ernst & Young as the Company's independent auditors for 2009. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

        The Company's 2008 Annual Report to Stockholders, enclosing a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission ("SEC"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report and Form 10-K, however, are not part of the proxy solicitation material. A copy of any or all exhibits to the Company's Form 10-K may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com).

II. PROPOSALS

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board of Directors currently consists of nine members. The Board of Directors has nominated for election all nine of the current directors. Accordingly, nine nominees will stand for election at the Annual Meeting and if elected will serve until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualify. The following individuals have been nominated by the Board of Directors to serve as directors: Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Gilbert M. Meyer, Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, H. Jay Sarles, and W. Edward Walter (each a "Nominee" and collectively the "Nominees"). Each of the Nominees is currently a member of the Company's Board of Directors. The Board of Directors anticipates that each of the Nominees, if elected, will serve as a director. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Your proxy cannot be voted for more than nine directors.

Required Vote and Recommendation

        Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for all of the Nominees unless contrary instructions are set forth on the enclosed proxy card. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required to elect a Nominee. Accordingly, a vote withheld from a Nominee (i.e., an abstention) will have the same effect as a vote against the Nominee. Because the number of Board positions is equal to or greater than the number of nominees, if a Nominee who is currently a director fails to receive the affirmative vote of the holders of a majority of all outstanding shares of Common Stock, then the Nominee will remain a director until such director's successor is duly elected and qualifies.

The Board of Directors unanimously recommends a vote FOR all of the Nominees.

Information Regarding Nominees

        The following biographical descriptions set forth information with respect to the Nominees for election as directors, based on information furnished to the Company by each Nominee. There is no family relationship between any director, Nominee, or executive officer of the Company.

Employee Directors:

        Bryce Blair, 50, has been a director of the Company since May 2001. Mr. Blair has also served as the Company's Chairman of the Board since January 1, 2002, Chief Executive Officer since February 1, 2001 and President from September 2000 through February 23, 2005. Mr. Blair was the Chief Operating Officer of the Company from February 1999 to February 2001. Prior to February 1999, Mr. Blair had served as Senior Vice President—Development, Acquisitions and Construction since the merger of the Company and Avalon Properties, Inc. ("Avalon Properties") in June 1998 (the "Merger"), the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Mr. Blair was a partner with the Northeast Group of Trammell Crow Residential ("TCR") from 1985 until 1993. Mr. Blair received his Masters degree in Business Administration from Harvard Business School. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the Young Presidents Organization ("YPO"), the National Association of Real Estate Investment Trusts ("NAREIT"), where he is on the Executive Committee and the Board of Governors, and the Urban Land Institute ("ULI"), where he serves on the Multifamily Council and as a Trustee.

        Timothy J. Naughton, 47, has been a director of the Company since September 2005 and has been President since February 23, 2005. Previously, Mr. Naughton served as Chief Operating Officer since February 2001. Mr. Naughton has direct oversight of development, construction and investments, and plays an instrumental leadership role in other aspects of the Company's business as well. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer since January 2000, overseeing the Company's investment strategy. Prior to becoming the Chief Investment Officer, Mr. Naughton served as the Company's Regional Vice President—Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company or its predecessors since 1989. Mr. Naughton is a member of The Real Estate Round Table, the Multifamily Council of the ULI and a member of the National Multi-Housing Council ("NMHC"), where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

Non-Employee Director Nominees:

        Bruce A. Choate, 61, has been a director of the Company since April 1994. In December 2002, Mr. Choate was elected to the Board of Directors of Watson Land Company, a privately-held real estate investment trust ("REIT") in Carson, California. At that time, Mr. Choate was also appointed as its President and Chief Executive Officer. Prior to December 2002, Mr. Choate had served since 1991 as Watson Land Company's Chief Financial Officer. Prior to joining Watson Land Company, Mr. Choate was employed by Bixby Ranch Company, a privately-held real estate investment company in Seal Beach, California, as Senior Vice President and Chief Financial Officer. Previously, Mr. Choate held various management positions with national banking and mortgage banking organizations. He holds membership in the ULI, NAREIT, the Real Estate Investment Advisory Council, The Real Estate Round Table, and the National Association of Industrial and Office Property, and he serves on the Board of Directors of the Los Angeles Area Chamber of Commerce and the Los Angeles Economic Development Corporation and is a charter member of the Southern California Leadership Council. Mr. Choate has been a director of Standard Pacific Corp. since 2007.

        John J. Healy, Jr., 62, has been a director of the Company since May 1996. Mr. Healy is Co-Founder and CEO of Hyde Street Holdings, Inc., an investor in real estate and real estate related entities. Previously, Mr. Healy co-founded the Hanford/Healy Companies (1988), a real estate investment, asset management and consulting company, which was purchased by GMAC Commercial Mortgage, a subsidiary of General Motors, in September 1996. Mr. Healy has also held various management positions with real estate and financial firms including: The Federal Asset Disposition Association (predecessor to the Resolution Trust Corporation), Bank of America (COO and Director of Technical Services for a real estate subsidiary) and Manufacturers Hanover Trust Company (VP). Mr. Healy sits on the boards of AMB Alliance Fund III (Independent Council) and The Rosalind Russell Research Center for Arthritis ("UCSF"). Memberships in professional associations include: ULI, American Society of Real Estate Counselors ("CRE"), American Institute of Real Estate Appraisers ("MAI"), National Association of Corporate Directors ("NACD"), and Fellow—Royal Institution of Chartered Surveyors.

        Gilbert M. Meyer, 64, has been a director of the Company since 1978. Mr. Meyer is the Company's founder and has been continuously involved with the Company as an executive officer, director and/or stockholder since 1978. Mr. Meyer served as Executive Chairman of the Company from the date of the Merger until his retirement from that position in May 2000. Prior to the completion of the Merger, Mr. Meyer served as the Company's Chairman, President and Chief Executive Officer. Mr. Meyer is also the founder and remains President of Greenbriar Homes Communities, Inc., a private for-sale, single-family home building company in Northern California, and is a major stockholder in that company and indirectly owns significant interests in its limited liability company affiliates. He is also a member of the Policy Advisory Board of the Fisher Center for Real Estate and Urban Economics, University of California at Berkeley.

        Lance R. Primis, 62, has been a director of the Company since June 1998. Effective January 1, 2003, Mr. Primis was designated the Lead Independent Director of the Company (see "Board of Directors and its Committees—Lead Independent Director"). Since 1997, Mr. Primis has been the managing partner of Lance R. Primis & Partners, LLC, a management consulting firm with clients in the media industry. From 1969 to 1996, Mr. Primis was employed in various positions by The New York Times Company, including the positions of President and Chief Operating Officer, which he held from 1992 to 1996. Mr. Primis was the President and General Manager of The New York Times from 1988 to 1992. In addition, Mr. Primis previously served as a member of the Board of Directors of Torstar Corporation and Plum Holdings, LLC.

        Peter S. Rummell, 63, has been a director of the Company since September 2007. Mr. Rummell has served as the CEO of the Jack Nicklaus Companies in Palm Beach, Florida, since August 2008. The Jack Nicklaus Companies runs Mr. Nicklaus's worldwide golf course design and related licensing business. Prior to that, from January 1997 until his retirement in July 2008, Mr. Rummell was Chairman and CEO of The St. Joe Company, one of Florida's largest real estate operating companies and the state's largest private landowner. From 1985 until 1996, Mr. Rummell served as President of Disney Development and then as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate, research and development activities. From 1983 until 1985, he was Vice Chairman of the Rockefeller Center Management Corporation in New York City.

        H. Jay Sarles, 63, has been a director of the Company since September 2005. Mr. Sarles is a private investor and senior advisor to Nautic Partners, a private equity company that manages $1.5 billion in assets. Mr. Sarles retired as Vice Chairman of Bank of America in March 2005. Prior to joining Bank of America in 2004, Mr. Sarles served in a variety of executive positions with FleetBoston Financial Corporation and its predecessors, including Vice Chairman and Chief Administrative Officer from December 2002 and Vice Chairman, Wholesale Banking prior to that. Mr. Sarles is a director of Ameriprise Financial, Inc., Carlyle Capital Corporation, Limited, and Dental Service of Massachusetts, and he is a trustee of Mount Holyoke College.

        W. Edward Walter, 53, has been a director of the Company since September 2008. Mr. Walter has served as President and CEO of Host Hotels & Resorts, Inc. ("Host"), a premier lodging real estate company, since October 2007. From 2003 until October 2007, he served as Executive Vice President and Chief Financial Officer of Host. From 1996 until 2003 he served in various senior management positions with Host, including Chief Operating Officer. Mr. Walter has been a member of the Board of Directors of Host since October 2007. Mr. Walter is also a member of the Board of Directors of the National Kidney Foundation, Friendship Public Charter Schools, and NAREIT, where he serves on the Executive Committee.

PROPOSAL 2

APPROVAL OF THE AVALONBAY COMMUNITIES, INC.
2009 STOCK OPTION AND INCENTIVE PLAN

Proposal

        The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company. Such awards encourage and enable the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake or right to acquire a stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        On April 1, 2009 the Board, upon the recommendation of the Compensation Committee, adopted the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan (the "2009 Plan"), subject to the approval of the Company's stockholders. The 2009 Plan will replace the Company's 1994 Stock Option and Incentive Plan (the "1994 Plan"). The 2009 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. Following approval of the 2009 Plan by the stockholders, the Company will no longer make any grants under the 1994 Plan. A copy of the 2009 Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

Summary of Material Features

        The material features of the 2009 Plan as proposed are:

  •
  The maximum number of shares of Common Stock to be issued under the 2009 Plan is 2,930,000, plus the number of shares of Common Stock available for grant under the 1994 Plan on the effective date of the 2009 Plan (as of March 20, 2009, 1,237,069 shares of Common Stock were available for grant under the 1994 Plan);

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

  •
  Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards to employees;

  •
  The grant of any full value awards (awards other than options or stock appreciation rights) is deemed, for purposes of determining the number of shares available under the 2009 Plan, as an award of 2.17 shares of Common Stock for each share of Common Stock subject to the award. The grant of an option or a stock appreciation right is deemed, for purposes of determining the number of shares available under the 2009 Plan, as an award of one share of Common Stock for each share of Common Stock subject to the option or stock appreciation right. Any forfeitures or cancellations of such awards will be returned to the reserved pool under the 2009 Plan in the same manner.

  •
  Any material amendment to the 2009 Plan is subject to approval by our stockholders; and

  •
  The term of the 2009 Plan will expire on May 21, 2019.

        Based solely on the closing price of our Common Stock as reported by the New York Stock Exchange ("NYSE") on March 20, 2009, of $44.62, the maximum aggregate market value of the 4,167,069 shares of Common Stock that could potentially be issued under the 2009 Plan is $185,934,619. The shares we issue under the 2009 Plan will be authorized but unissued shares. The shares of Common Stock underlying any awards that are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) under the 2009 Plan are added back to the shares of Common Stock available for issuance under the 2009 Plan. Shares of Common Stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding are not added back to the shares of Common Stock available for issuance under the 2009 Plan. In addition, upon exercise of any stock appreciation rights, the number of shares that are not issued in connection with the stock settlement of the stock appreciation right are not added back to the shares of Common Stock available for issuance under the 2009 Plan.

 Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the 2009 Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the 2009 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the stock; (4) cash flow; (5) funds from operations or similar measure; (6) sales or revenue; (7) acquisitions or strategic transactions; (8) operating income (loss); (9) return on capital, assets, equity, or investment; (10) total stockholder returns or total returns to stockholders; (11) gross or net profit levels; (12) productivity; (13) expense; (14) margins; (15) operating efficiency; (16) customer satisfaction; (17) working capital; (18) earnings per share of stock; or (19) lease-up performance, net operating income performance or yield on development or redevelopment communities, any of which under the preceding clauses (1) through (19) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 300,000 shares of Common Stock for any performance cycle and the maximum number of shares that can be awarded in the form of options or stock appreciation rights to any one individual in any calendar year will not exceed 600,000 shares of Common Stock. If a performance-based award is payable in cash, it cannot exceed $4,000,000 for any performance cycle.

Summary of the 2009 Plan

        The following description of certain features of the 2009 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2009 Plan that is attached hereto as Exhibit A.

        Plan Administration.    The 2009 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2009 Plan. The Compensation Committee may delegate to our Chief Executive Officer (or other executive officers) the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    Persons eligible to participate in the 2009 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 1,840 individuals are currently eligible to participate in the 2009 Plan, which includes 45 officers, approximately 1,785 employees who are not officers, and seven non-employee directors.

        Stock Options.    The 2009 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. No more than 2,930,000 shares will be issued in the form of incentive stock options. Options granted under the 2009 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2009 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock of the Company that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price of a designated number of shares of our Common Stock over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant.

        Restricted Stock.    The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2009 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of Common Stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. The period during which performance is to be measured for such awards shall not be less than one year.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the 2009 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

        Sale Event.    The 2009 Plan provides that upon the effectiveness of a "sale event" as such term is defined in the 2009 Plan, and except as otherwise provided by the Compensation Committee in an award agreement, all awards will be terminated unless the parties agree to assume or continue the awards with appropriate adjustments. In case awards are not assumed, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The 2009 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2009 Plan, up to certain limits in the 2009 Plan, and to any outstanding awards and/or to the price for each share of Common Stock subject to outstanding awards of stock options and stock appreciation rights to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the 2009 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Board may at any time amend or discontinue the 2009 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the 2009 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2009 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of 2009 Plan.    The Board adopted the 2009 Plan on April 1, 2009, and the 2009 Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the 2009 Plan after May 21, 2019. If the 2009 Plan is not approved by stockholders, the 1994 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

        Because the grant of awards under the 2009 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2009 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2009 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2008: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options(1)		Restricted Stock/ Units(2)		Performance Shares(3)
Name and Position	Average Exercise Price ($)	Number (#)	Dollar Value ($)(4)	Number (#)	Dollar Value ($)(5)	Number (#)
Bryce Blair, Chairman and CEO	86.40	84,855	1,788,414	20,081	1,415,320	95,040
Thomas J. Sargeant, CFO	86.40	34,277	722,455	8,112	502,575	33,748
Timothy J. Naughton, President	86.40	52,161	1,099,357	12,344	1,179,590	79,211
Leo S. Horey, Executive Vice President-Operations	86.40	19,374	408,340	4,585	502,575	33,748
Edward M. Schulman, Senior Vice President-General Counsel	86.40	8,511	179,367	2,014	334,736	22,478
All current executive officers, as a group	86.40	221,713	4,672,889	52,469	4,716,475	316,716
All current directors who are not executive officers, as a group	—	—	970,573	9,326	—	—
All current employees who are not executive officers, as a group	86.40	179,597	5,912,515	66,388	4,241,245	284,804

(1)
This and all other references in this Proxy Statement to numbers of options and exercise prices of options granted before December 23, 2008 have been adjusted to reflect payment on January 29, 2009 of the Company's fourth quarter 2008 special dividend.

(2)
Does not include dividend equivalent units issued in lieu of dividends on restricted units on the Company's regular dividend payment dates.

(3)
Reflects grants of deferred stock units under the Company's 2008 Performance Plan, described in Compensation Discussion and Analysis below. These performance shares will only vest to the extent that certain performance criteria are achieved.

(4)
The value of restricted stock awards and deferred stock units is based solely on the closing price of our Common Stock on the NYSE on the date of grant; as a result, no assumptions were used in the calculation of this value.

(5)
The grant date fair value of awards under the 2008 Performance Plan was determined by an independent firm, in accordance with the Uniform Standards of Professional Appraisal Practice. The firm used a Monte Carlo simulation, which is a statistical method to determine values that are a function of variables with uncertain probabilities. The valuation model was developed to accommodate the actual features of the Plan. Assumptions used in the calculation of this amount are included in footnote 10 to the Company's audited financial statements for the year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2009.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2009 Plan. It does not describe all federal tax consequences under the 2009 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the 2009 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2009 Plan is structured to allow certain awards to qualify as performance-based compensation.

Required Vote and Recommendation

        Only stockholders of record of Common Stock as of the Record Date are entitled to vote on this proposal. Proxies will be voted for Proposal 2 unless contrary instructions are set forth in the enclosed Proxy Card. Under Maryland law, this proposal requires the affirmative vote of a majority of all of the votes cast on the matter, and for the purpose of determining the number of votes cast, abstentions are treated under Maryland law as not voting. In addition, the NYSE requires the affirmative vote of a majority of all the votes cast on the proposal and further requires the total number of votes cast on the proposal to represent more than 50% of all of the shares entitled to vote on the proposal. The NYSE treats abstentions as shares entitled to vote and as votes cast. Broker non-votes will be treated as votes not cast under both Maryland law and NYSE rules for the purpose of determining the number of votes cast on this proposal. Accordingly, in the event more than 50% of the shares entitled to vote are cast on this proposal, broker non-votes will have no effect on this proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the
2009 Stock Option and Incentive Plan.

 Equity Compensation Plan Information

        The following table provides information as of December 31, 2008 regarding shares of Common Stock that may be issued under the Company's equity compensation plans consisting of the 1994 Plan and the 1996 Non-Qualified Employee Stock Purchase Plan (the "ESPP").

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1):	2,733,553	(2)	$83.49	(3)	1,744,159
Equity compensation plans not approved by security holders(4):	—		N/A		772,275
Total	2,733,553		$83.49	(3)	2,516,434

(1)
Consists of the 1994 Plan.

(2)
Includes 110,418 deferred units granted under the 1994 Plan which, subject to vesting requirements, will convert in the future to Common Stock on a one-for-one basis, but does not include 207,070 shares of restricted stock that are already reflected in the Company's outstanding shares.

(3)
Excludes deferred units granted under the 1994 Plan which, subject to vesting requirements, will convert in the future to Common Stock on a one-for-one basis.

(4)
Consists of the ESPP. The ESPP, which was adopted by our Board of Directors on October 29, 1996, has not been approved by our stockholders. A further description of the ESPP and the 1994 Plan appears in Note 10, "Stock-Based Compensation Plans," to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

        The Board recommends that the stockholders ratify the Audit Committee's selection of Ernst & Young LLP ("Ernst & Young") as the principal independent auditors of the Company for fiscal year 2009. Ernst & Young was also the Company's principal independent auditors for fiscal year 2008. If the selection of Ernst & Young is not ratified, the Audit Committee anticipates that it will nevertheless engage Ernst & Young as auditors for fiscal year 2009, but will consider whether it should select other auditors for fiscal year 2010. If the selection of Ernst & Young is ratified by the stockholders, the Audit Committee may nevertheless determine, based on changes in fees, personnel or for other reasons, to engage a firm other than Ernst & Young for the 2009 audit.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

        Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for ratification of the selection of Ernst & Young as the Company's independent auditors for fiscal year 2009 unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast at the Annual Meeting is required to ratify the selection of Ernst & Young. Under Maryland law, abstentions are treated as not voting. Accordingly, in the event more than 50% of the shares entitled to vote are cast on this proposal, an abstention will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of
Ernst & Young as the Company's independent auditors for fiscal year 2009.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

        Regardless of the number of shares you own, your vote is important to the Company. Please complete, sign, date and promptly return the enclosed proxy card or authorize a proxy by telephone or over the Internet to vote your shares by following the instructions on your proxy card.

 III. CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Ethics and Corporate Governance Guidelines

        The Company has adopted a Code of Conduct, which constitutes a "code of ethics" as defined by the SEC, that applies to the Company's Board of Directors as well as its Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, and other employees of the Company. In addition, the Company has adopted Corporate Governance Guidelines. A copy of the Code of Conduct and the Corporate Governance Guidelines may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com). To the extent required by the rules of the SEC and the NYSE, we will disclose amendments and waivers relating to these documents in the same place on our website.

Board of Directors and its Committees

        Board of Directors.    The Board of Directors currently consists of nine directors, each of whom are candidates for election. The Board of Directors met seven times during 2008. The Board of Directors schedules regular executive sessions at each of its meetings, in which the Company's non-employee directors meet without management participation. In addition, at least once each year the Company's independent directors meet without non-independent director participation. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he was a member. The Board expects each director to attend annual meetings of stockholders at which he is a nominee, and all current directors who were members of the Board at such time were in attendance at the 2008 Annual Meeting of Stockholders.

        Audit Committee.    The Board of Directors has established an Audit Committee. The current members of this committee are Messrs. Sarles (Chair), Choate, Healy and Walter. The Board of Directors has determined that Mr. Sarles is an "audit committee financial expert" as defined by the SEC and the NYSE. Mr. Sarles' designation by the Board as an "audit committee financial expert" is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations or liability that are greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation. The Board of Directors has determined that the members of the Audit Committee, including the audit committee financial expert, are "independent" under the rules of the

SEC and the NYSE. The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors, is responsible for the compensation and oversight of the work of the independent auditors, reviews the results of the audit engagement with the independent auditors, and reviews and discusses with management and the independent auditors quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee met eight times during 2008. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com).

        Compensation Committee.    The Board of Directors has established a Compensation Committee. The current members of this committee are Messrs. Rummell (Chair), Primis and Sarles. The Board of Directors has determined that the members of the Compensation Committee are "independent" under the rules of the NYSE. The Compensation Committee, among other functions, reviews, designs and determines compensation structures, programs and amounts, establishes corporate and management performance goals and objectives, and administers the Company's incentive compensation plans, including the Company's Stock Incentive Plan. The Compensation Committee also reviews employment agreements and arrangements with officers. The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members as the Committee deems appropriate in order to carry out its responsibilities. In addition, our Stock Incentive Plan provides that the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties under the Plan with respect to stock and option awards, including the granting of awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with advice and counsel on executive and board compensation, as well as competitive pay practices. The Compensation Committee met six times during 2008. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com).

        Nominating and Corporate Governance Committee.    The Board of Directors has established a Nominating and Corporate Governance Committee (the "Nominating Committee"). The current members of this committee are Messrs. Primis (Chair), Choate and Healy. The Board of Directors has determined that the members of the Nominating Committee are "independent" under the rules of the NYSE. The Nominating Committee was formed to, among other functions, identify individuals qualified to become Board members, consider policies relating to Board and committee meetings, recommend the establishment or dissolution of Board committees and address other issues regarding corporate governance. The Nominating Committee met five times during 2008. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the "Investor Relations" section of the Company's website (www.avalonbay.com).

        In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the qualifications set forth in the Company's corporate governance guidelines, which include business and professional background; history of leadership or contributions to other organizations; functional skill set and expertise; general understanding of marketing, finance, accounting and other matters relevant to the success of a publicly-traded company in today's business environment; and service on other boards of directors. The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee may assess the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director which may come to the Nominating Committee's attention through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any time during the year.

        In exercising its function of recommending individuals for nomination by the Board for election as directors, the Nominating Committee considers nominees recommended by stockholders. The procedure by which stockholders may submit such recommendations is set forth in the Company's Bylaws. See "Other Matters—Stockholder Proposals for Annual Meetings" for a summary of these requirements. When nominations are properly submitted, the Nominating Committee will consider candidates recommended by stockholders under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company's Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating Committee as part of its review. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

        If you would like the Nominating Committee to consider a prospective candidate, please submit the candidate's name and qualifications and other information in accordance with the requirements for director nominations by stockholders in the Company's Bylaws to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Corporate Secretary.

        Investment and Finance Committee.    The Board of Directors has established an Investment and Finance Committee. The current members of this committee are Messrs. Choate (Chair), Healy, Meyer, Naughton , Rummell and Walter. The Investment and Finance Committee was formed to, among other things, review and monitor the acquisition, disposition, development and redevelopment of the Company's communities, and review and monitor the financial structure, capital sourcing strategy and financial plans and projections of the Company. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve investment and financing activity. The Investment and Finance Committee met five times during 2008.

        Lead Independent Director.    To help assure sound corporate governance practices, the Board of Directors established the position of Lead Independent Director and Mr. Primis currently serves in that role. Mr. Primis' role as Lead Independent Director includes chairing meetings of the non-management and independent directors; helping to encourage and facilitate communications among the non-management directors, the Chairman and management; facilitating communications among committees of the Board of Directors; and acting as a contact person for those who wish to communicate with the non-management directors.

        Independence of the Board.    The NYSE has adopted independence standards for companies listed on the NYSE, including the Company. These standards require a majority of the Board of Directors to be independent and every member of the Audit Committee, Compensation Committee and Nominating Committee to be independent. NYSE standards provide that a director is considered independent only if the Board of Directors "affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company)." In addition, the NYSE provides that:

  •
  A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship;

  •
  A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation;

  •
  A director is not independent if (A) the director is a current partner or employee of a firm that is the Company's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in a single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

        To determine which of its members is independent, the Board of Directors used the above standards and also considered whether a director had any other past or present relationships with the Company which created conflicts or the appearance of conflicts. Other than the current and prior employment relationships described below, no such transactions, relationships or arrangements were reported to the Board for consideration.

        Based on the absence of any such transactions, relationships or arrangements found as a result of this review, the Board determined that all current directors are independent because none of them has any past or present material relationships with the Company that creates a conflict or the appearance of a conflict, except for (i) Mr. Blair, who currently serves as the Company's Chief Executive Officer, (ii) Mr. Naughton, who currently serves as the Company's President, and (iii) Mr. Meyer, who was the founder and former Chairman and Chief Executive Officer of the Company.

Contacting the Board

        You may contact any of our directors, including the Lead Independent Director or our non-management directors as a group, by writing to them c/o AvalonBay Communities, Inc., 2900 Eisenhower Ave., Suite 300, Alexandria, VA 22314, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

 Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Company's Board of Directors. Management has primary responsibility for this process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        In this context, during 2008, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures required by Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee regarding independence and discussed with the independent auditors their independence from the Company and its management.

        Relying on the reviews, disclosures and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2008, for filing with the SEC.

  Submitted by the Audit Committee

    H. Jay Sarles (Chair)
    Bruce A. Choate
    John J. Healy, Jr.
    W. Edward Walter

Fiscal 2007 and 2008 Audit Fee Summary

        During fiscal years 2007 and 2008, the Company retained its principal independent auditors, Ernst & Young, to provide services in the following categories and approximate amounts:

	2007	2008
Audit fees	$946,325	$871,619
Audit related fees(1)	$338,850	$358,445
Tax fees(2)	$446,454	$727,285
All other fees	$0	$0

(1)
Audit related fees include fees for services traditionally performed by the auditor such as subsidiary audits, employee benefit audits, and accounting consultation.

(2)
Tax fees include preparation and review of subsidiary tax returns and taxation advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company's Code of Conduct, adopted by the Company's Board of Directors and evidenced in writing, provides that no employee of the Company, including an executive officer or director, may engage in activities that create a conflict of interest with the Company unless all relevant details have been disclosed and an appropriate waiver permitting the conduct has been received. An activity constitutes a conflict of interest under the Code if (i) the activity could adversely affect or compete with the Company, (ii) any interest, connection or benefit to the employee or director from the activity could reasonably be expected to cause such employee or director to consider anything other than the best interest of the Company when deliberating and voting on Company matters, or (iii) any interest, connection or benefit to the employee or director from the activity could give such employee or director or a member of his or her family an improper benefit that he or she obtains on account of his or her position within the Company. An executive officer or member of the Board of Directors may only receive a waiver from the Board or any designated committee of the Board, and any waiver granted to an executive officer or director will be disclosed to the Company's stockholders to the extent required by law. The Nominating and Corporate Governance Committee of the Board (or any other committee that is designated) is responsible for administering the Code for executive officers and directors.

IV. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis section consists of the following discussions:

  •
  Objectives and Structure of Our Executive Compensation Programs

  •
  Review of 2008 Compensation Decisions, including:

  •
  Base Salary for 2008
  •
  Cash Bonus with Respect to 2008
  •
  Long-Term Incentive Awards with Respect to 2008
  •
  AvalonBay's 2008 Performance Plan

  •
  2009 Compensation

  •
  Other Benefits

  •
  Practices with regard to dates and pricing of stock and option grants

  •
  Section 162(m)

Objectives and Structure of Our Executive Compensation Programs:

        The primary objectives of our executive compensation programs are: (i) to attract, retain and reward experienced, highly-motivated executives who are capable of leading us effectively and contributing to our long-term growth and profitability, (ii) to motivate and direct the performance of management with clearly-defined goals and measures of achievement, and (iii) to align the interests of management with the interests of our stockholders.

        We utilize a combination of cash and equity-based compensation to provide appropriate incentives for our executives. Executive officers are eligible to receive a combination of annual base salary, annual cash bonuses, and annual restricted stock and option grants under our Stock Incentive Plan. Executive officers are also eligible for other benefits, including elective participation in a deferred compensation plan, a 401(k) retirement savings plan, an employee stock purchase plan, and certain insurance benefits and perquisites.

        The component elements of each named executive officer's annual compensation for 2008 are set forth in the following table:

Base Salary	Annual Cash Bonus	Long-Term Incentive Compensation	Long-Term Performance Plan	Other Miscellaneous Amounts
This amount, payable in cash, is generally established each year in February and effective in early March.	The threshold, target and maximum dollar value targets for cash bonuses are established in February each year, with cash bonus paid in March of the following year based on actual achievement of goals established at the time targets are set.	The threshold, target and maximum dollar value targets for long-term incentive compensation are established in February each year, with 33.3% of the dollar value of the actual award (based on achievement of goals established at the time targets are set) awarded in the form of stock options (as described below) and 66.7% of the dollar value of the actual award awarded in the form of restricted stock awards (as described below)	The Company established a long-term performance plan in 2008 under which the named executive officers will receive payments only if certain performance metrics are reached by the Company by May 31, 2011, as described below.	Each named executive officer received certain other compensation, such as amounts contributed to the named executive officer's 401(k) accounts and certain insurance premiums, all of which are detailed in the Summary Compensation Table and the footnotes to the table.

        In determining the base salary and the threshold, target, and maximum cash and equity bonus for each named executive officer for a given year, the Compensation Committee generally considers a number of factors on a subjective basis, including (i) the scope of the AvalonBay officer's responsibilities within AvalonBay and in relation to comparable officers at various companies within the peer group referred to below; (ii) the experience of the officer within our industry and at AvalonBay; (iii) performance of the named executive officer and his or her contribution to the Company; (iv) the Company's financial budget and general level of wage increases throughout the Company for the coming year; (v) a review of historical compensation information for the individual officer; (vi) a subjective determination of the compensation needed to motivate and retain that individual; (vii) the recommendations of the Chief Executive Officer; and (viii) data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are approximately similar in size to the Company(1). An officer's target compensation is not mechanically set to be a particular percentage of the peer group average, although as noted the Compensation Committee does review the officer's compensation relative to the peer group to help the Compensation Committee perform the subjective analysis described above. Peer group data is not used as the determining factor in setting compensation for the following reasons: (a) the officer's role and experience within AvalonBay may be different from the role and experience of comparable officers at the peer companies; (b) the average actual compensation for comparable officers at the peer companies may be the result of a year of over performance or under performance by the peer group (i.e., historically, AvalonBay has not had access to the target compensation set for the peer group, but only to the actual compensation paid, so setting target compensation strictly by reference to actual compensation data for peers would be inappropriate); and (c) the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular officer should be made based on the full review described above.

(1)
In establishing 2008 and 2009 base salary and bonus and Long-Term Incentive targets, the REITs used for reference in the Compensation Committee's review were:

    AMB Property Corporation
    Apartment Investment and Management Company
    Archstone-Smith Trust
    Boston Properties, Inc.
    Camden Property Trust
    Developers Diversified Realty Corporation
    Duke Realty Corporation
    Equity Residential
    Federal Realty Investment Trust
    Host Hotels & Resorts, Inc.
    Kimco Realty Corporation
    Liberty Property Trust
    Macerich Company
    Mack-Cali Realty Corporation
    ProLogis
    Public Storage, Inc.
    United Dominion Realty Trust, Inc.

        The Company does not have specific, proportionate ratios to define the relative total compensation between the individual named executive officers, although the Compensation Committee from time to time does review the relationship in pay between executive officers to assure that relative compensation levels are appropriate and are designed to effectively motivate and retain executives.

        In setting the total compensation of our executive officers, the Compensation Committee considers for each executive officer the approximate proportions of the different elements of total compensation that would be earned if target compensation were achieved. While there is no set formula that is used in every case, the following represents the general guidelines that are considered for the named executive officers:

Officer	Base Salary	Cash Bonus	Long-Term Equity
Mr. Blair	15% to 25%	20% to 30%	55% to 65%
Mr. Sargeant	20% to 30%	20% to 30%	45% to 55%
Mr. Naughton	20% to 30%	20% to 30%	45% to 55%
Mr. Horey	20% to 30%	20% to 30%	45% to 55%
Mr. Schulman	30% to 40%	20% to 30%	35% to 45%

        The allocation between base salary, cash bonus and long-term equity is determined by the Compensation Committee based upon its general consideration of the executive's level within the Company's organization. At the more senior levels, less of an officer's total compensation is fixed and more is variable (i.e., in the form of bonuses of cash and long-term equity). A significant percentage of the compensation of these senior executives is composed of restricted stock and stock options for the following reasons: (i) we believe that the interests of these executives should be closely aligned with the interests of our stockholders; (ii) we want these individuals to maintain a long-term focus for the Company; and (iii) this type of pay arrangement is generally consistent with the compensation practices of our peer companies. In accordance with SEC rules, the five named executive officers were identified based upon title (for CEO and CFO) and total compensation (as calculated in accordance with the Summary Compensation Table) of officers who are in charge of a principal business unit, division or function or perform a policymaking function.

        The Compensation Committee views the granting of stock options and restricted stock as a means of aligning management and stockholder interests, incenting and rewarding management's long-term perspective, and retaining the services of the executive. Stock options and restricted stock granted under our Stock Incentive Plan are designed to provide long-term performance incentives and rewards tied to the price of our Common Stock. After the dollar value of long-term incentives to be awarded with respect to annual performance is determined, 33.3% of that dollar value is awarded in the form of stock options (vesting as described below), using the Black Scholes value on or about December 31 of the most recent year. The remaining 66.7% of that dollar value is awarded in the form of stock awards (vesting as described below), using the value of the stock equal to the closing price on the NYSE on the date of grant. The Compensation Committee supports the use of stock options and stock awards because they have a strong retentive feature both during vesting and (in the case of options) after vesting, they provide a strong incentive to officers to maximize company performance, and they keep our compensation programs competitive with our peers. A greater percentage of the dollar value is allocated to restricted stock awards than to options because stock awards will retain their value (and thus retentive feature) even if our stock price declines; they provide a current and immediate return to officers and thus are viewed as an important part of compensation; and they provide immediate exposure to the effect of a decline in stock price, thus aligning the interests of officers with our stockholders in protecting the value of our company.

        Options granted vest over a period of three years on the anniversary of the award date. Restricted stock awards vest in five tranches, with 20% of each restricted stock award vesting on March 1 in the year of the grant and the remaining 80% vesting in equal annual installments on March 1 of each of the following four years. Dividends are paid currently on restricted stock, and the amounts of dividends on restricted stock received by each of the named executive officers during 2008 is included in the Summary Compensation Table on page 33 of this Proxy Statement.

        At the beginning of each year, the Company's executive officers propose corporate goals for that year for the Annual Bonus and Long-Term Incentive Plans for review by the CEO. Following any modifications by the CEO, the goals are provided to the Compensation Committee for consideration. The Compensation Committee reviews these proposed goals, adopts any revisions it may deem appropriate, and recommends the final corporate goals to the full Board of Directors for ratification and approval by a vote of the independent directors who qualify for membership on the Compensation Committee. Annual business unit goals are drafted by the head of each business unit and reviewed, modified and approved by the CEO. The individual goals are determined in a similar manner, except that the goals for the CEO are reviewed and approved by the Compensation Committee and ratified by the independent directors of the Board who qualify for membership on the Compensation Committee, acting as a group.

        Annually at the end of each year, the CEO reviews and recommends to the Compensation Committee the achievement of corporate, business unit and individual goals for the other named executive officers as well as any pay changes. With regard to pay changes, the Compensation Committee reviews the CEO's recommendations, reviews competitive market data, and consults with a third party compensation consultant to the extent it deems appropriate. Recommendations for bonus awards and compensation changes for the CEO and all executive officers are approved by the Compensation Committee and are then ratified by the independent directors of the Board who qualify for membership on the Compensation Committee. All annual awards of options and restricted stock are effective on the date (generally in February each year) of ratification, or, if later, the third business day after the release by the Company of its annual earnings and outlook press release. The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with advice and counsel on executive and board compensation, as well as competitive pay practices. In 2007, Steven Hall & Partners conducted a review and assessment of our compensation philosophy and executive compensation plans. No specific changes in the program or incentive vehicles were recommended as a result of that review. The Company uses the services of FPL Associates, another compensation consulting firm, to provide it with advice, competitive pay practices and data, and other review services.

Review of Our 2008 Compensation Decisions:

        Base Salary for 2008.    The following are the base salaries established for 2008 for each of the named executive officers. Actual salary earned in 2008 was slightly less as the 2008 increases did not go into effect until March 8, 2008.

Name	Base Salary($)
Mr. Blair	823,368
Mr. Sargeant	460,000
Mr. Naughton	750,000
Mr. Horey	380,000
Mr. Schulman	323,567

        Cash Bonus with Respect to 2008.    The following table sets forth the target, threshold and maximum cash bonus established in February 2008, and the actual cash bonus award made in February 2009 with respect to performance in 2008 for each of the named executive officers:

	Annual Cash Bonus Targets
Name	Threshold ($)	Target ($)	Maximum ($)	Actual Cash Bonus ($)
Mr. Blair	510,038	1,020,075	2,040,150	991,003
Mr. Sargeant	205,442	410,884	821,768	404,310
Mr. Naughton	349,039	698,077	1,396,154	669,456
Mr. Horey	150,616	301,231	602,462	278,729
Mr. Schulman	111,749	223,497	446,995	237,980

        Under our corporate (cash) bonus program, the Compensation Committee may award annual cash bonuses to officers based on the following three elements: (1) the achievement of specific Company performance goals, (2) the performance of the officer's business unit, and (3) the performance of the individual officer. Various weightings are applied to each category based on each officer's position and his or her ability to impact performance for the Company as a whole or a particular business unit.

        For 2008, the following categories of performance goals and relative weightings were approved:

	Weight of Each Component
Name	Corporate	Business Unit	Individual
Mr. Blair	75%	—	25%
Mr. Sargeant	75%	—	25%
Mr. Naughton	75%	—	25%
Mr. Horey	40%	50%	10%
Mr. Schulman	40%	40%	20%

        Corporate Goals and Achievement for Cash Bonus.    The corporate component of the annual bonus included three categories of performance goals, with weightings applicable to each goal set in advance based on a review of recommendations made by management. The following corporate goals were established for 2008:

  (i)
  The achievement of a targeted level of Operating Funds from Operations ("Operating FFO") per share, both on an absolute and relative basis, composed 55% of total corporate performance. Operating FFO is defined as FFO (as defined by the National Association of Real Estate Investment Trusts and explained in the Company's Annual Report to Stockholders accompanying this proxy statement) excluding gains or losses on the sale of undepreciated real estate (generally land) as well as certain other non-routine or non-recurring items. For determining relative performance, the comparable peer group of multifamily REITs consisted of: Apartment Investment and Management Company ("AIMCO"), BRE Properties, Inc., Camden Property Trust, Inc., Equity Residential Properties Trust, Inc., Essex Property Trust, Inc., Home Properties, Inc., United Dominion Realty Trust, Inc., and Post Properties, Inc. (collectively, the "Bonus Peer Group"). Operating FFO on an absolute basis was set at $4.88 per share for the achievement of threshold performance, $5.09 per share for the achievement of target performance, and $5.30 per share for the achievement of maximum performance. Actual 2008 Operating FFO on an absolute basis was determined to be $4.94 per share. For Operating FFO growth relative to the Bonus Peer Group, a 6th place ranking was threshold performance, 3rd place ranking was target performance and maximum performance was 1st place. For 2008, the Compensation Committee determined that the Company achieved a 3rd place ranking against this peer group.

  (ii)
  The operating performance of development activities, as compared to the original budgeted performance, made up 10% of the total corporate performance. Meeting budgeted net operating income ("NOI") for this component was determined to be target performance, 7.5% below budgeted NOI was threshold performance, and exceeding budgeted NOI by 7.5% or more was maximum performance for this component. In 2008, the Compensation Committee determined that the Company's development activities were below budgeted NOI by 4.2%, so performance was below target. Budgeted NOI for this category, based upon 14 communities, was approximately $33.3 million, while actual NOI was approximately $31.9 million.

  (iii)
  The operating performance of redevelopment activities, as compared to the original budgeted performance, made up 5% of the total corporate performance. Meeting budgeted net operating income ("NOI") for this component was determined to be target performance, 3.0% below budgeted NOI was threshold performance, and exceeding budgeted NOI by 3.0% or more was maximum performance for this component. In 2008, the Compensation Committee determined that the Company's redevelopment activities were below budgeted NOI by 2.6%, so performance was again below target. Budgeted NOI for this category, based upon 12 redevelopment communities, was approximately $46.9 million, while actual NOI was approximately $45.7 million.

  (iv)
  The effectiveness of management (defined as the execution of business plans, flexibility in decision making, portfolio management, and focus on the correct organizational priorities) and progress on various corporate initiatives made up 30% of the total corporate performance metrics for 2008. For 2008, the Compensation Committee determined that achievement on this category was at 60% of maximum.

        Overall, achievement of the corporate component of performance for 2008 for cash bonuses was determined to be 45.6% of maximum.

        Business Unit Goals and Achievement for Cash Bonus.    As noted above, of the five named executive officers, Mr. Horey and Mr. Schulman received cash bonuses based in part upon the achievement of their respective business units.

        In Mr. Horey's case, the Business Unit component was based on the achievements of the Property Operations group, as Mr. Horey is the senior executive officer with direct oversight for that group. Six metrics were established for the Property Operations group: (i) Same Store Sales relative to budget, with target performance set at meeting the pre-established budget of approximately $480 million, (ii) Same Store Sales growth relative to a peer group consisting of AIMCO, BRE Properties, Inc, Camden Property Trust, Inc., Equity Residential Property Trust, Inc., Post Properties, Inc. and United Dominion Realty Trust, Inc., (iii) controllable NOI for other stabilized and Fund communities versus budget, with target performance set at meeting the pre-established budget of approximately $66 million, (iv) lease-up and redevelopment controllable NOI versus budget, with meeting budget of approximately $96 million set as target performance, (v) controllable expenses for Same Store Sales versus budget, with meeting budget of approximately $126 million set as target performance, and (vi) customer service, with target defined as an absolute score of 4.0 on a 1 to 5 scale on a customer service survey conducted by Kingsley Associates. For 2008, the overall achievement for the Property Operations group was determined to be 45% of maximum.

        For Mr. Schulman, the Business Unit component was based on the achievements of the Legal group, reflecting his responsibilities as senior officer with direct responsibility for that group's activities. The Legal group's Business Unit goals for 2008 included continued development and implementation of various knowledge management and legal systems and preparation for launch of an electronic billing system. For 2008, the overall achievement for the Legal group was determined to be 58% of maximum.

        Individual Goals.    Individual goals for the officers include the executive's leadership and managerial performance and are evaluated on a subjective basis annually. Individual performance for Mr. Blair is determined by the Compensation Committee. The Committee also determines individual performance for the other named executive officers after receiving recommendations from Mr. Blair.

        Specific individual goals for Mr. Blair in 2008 included (i) active management of career development of high potential individuals within the organization; (ii) providing strategic leadership to the Company's corporate sustainability initiative; (iii) proactively managing sources and uses of capital; (iv) leading a comprehensive review of the Company's strategic vision and portfolio allocation goals; and (v) effective board leadership, including addressing board succession.

        Individual goals for Mr. Sargeant in 2008 included (i) ensuring that the functional groups over which he has oversight are adequately staffed and trained; (ii) continuing focus on the quality and timeliness of financial reporting; (iii) providing leadership to the Company's Information Technology Group; (iv) supporting the work of the Company's internal audit group; (v) focusing on enhancing corporate liquidity through expanded secured debt financing; and (vi) successful closing of the Company's second private equity acquisition fund.

        Mr. Naughton's individual goals for 2008 included (i) oversight of investment activity, including managing the volume of acquisitions, dispositions, and new development starts; (ii) goals relating to the organization, staffing and training of the construction and development groups, (iii) providing strategic oversight with respect to certain corporate initiatives, and focusing on the development of the Company's redevelopment group.

        Mr. Horey's individual goals in 2008 included (i) issues related to management, staffing and training of the Company's Property Operations group; (ii) goals relating to increased efficiencies in onsite and centralized operations activities; (iii) focus on customer service and resident communication; and (iv) sustaining increases in revenue and an emphasis on expense containment.

        Mr. Schulman's individual goals in 2008 included focusing on the success and productivity of Legal group associates, working with the construction group on accessibility issues, progress on certain ongoing litigation matters, and identifying new opportunities for value enhancement.

        The actual cash bonus paid in 2009 with respect to performance in 2008 for each of the named executive officers as included in the table above, and in the Summary Compensation Table on page 33 of this Proxy Statement, under the column "Non-Equity Incentive Plan Compensation," were determined in accordance with the original methodology and goals described above.

        Long-Term Incentive Awards with Respect to 2008.    The following table sets forth the long-term incentive award potential for 2008 performance established in February 2008 and the actual long-term incentive awards made in February 2009 with respect to performance in 2008 for each of the named executive officers.

	Long-Term Incentive Targets
				Actual Long-Term Incentive Award ($)(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Mr. Blair	2,000,100	3,000,000	3,999,900	2,070,000
Mr. Sargeant	650,033	975,000	1,299,968	672,751
Mr. Naughton	1,000,050	1,500,000	1,999,950	1,035,000
Mr. Horey	400,020	600,000	799,980	462,312
Mr. Schulman	200,010	300,000	399,990	228,600

(1)
This dollar value is awarded in the form of stock options and restricted shares. In determining the number of options to award, one third of the dollar value in this column was divided by $8.82, the Black-Scholes value of options as of December 31, 2008 as determined by the Company's third-party compensation consultant, FPL Associates, and verified by the Company. In determining the number of restricted shares to award, the remaining two-thirds of the long-term incentive award dollar value in this column was divided by $48.60, the closing price of our Common Stock on the NYSE on the date of the award. The options granted as part of the long-term incentive award were granted on February 11, 2009, with an exercise price of $48.60 per share and vest over a three-year term subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested options (in the case of termination of employment for any other reason). The shares of restricted stock granted as part of the long-term incentive award were granted on February 11, 2009. Twenty percent of such grants vest on March 1 of the year of grant and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of the Company's Common Stock.

        Under our long-term incentive awards program, the Compensation Committee may award long-term incentive compensation to officers based on the achievement of specific Company performance goals and the performance of the officer's business unit. For 2008 the weightings applied to the two categories of goals for each of the named executive officers were as follows:

	Weight of Each Component
Name	Corporate	Business Unit
Mr. Blair	100%	—
Mr. Sargeant	100%	—
Mr. Naughton	100%	—
Mr. Horey	67%	33%
Mr. Schulman	80%	20%

        Corporate Goals and Achievement for Long-Term Incentive Awards.    The corporate component of the long-term incentive included three categories of performance goals, with weightings applicable to each goal set in advance based on a review of recommendations made by management. The following corporate goals were established for 2008:

  (i)
  The achievement of Total Stockholder Return as measured on both an absolute basis (based on a three-year average) and a relative basis (as compared to the Bonus Peer Group on a one-year basis) comprised 50% of total corporate performance. Threshold Total Stockholder Return on an absolute basis was set at 6%, target was set at 9%, and maximum was 12%. For 2008, total stockholder return (three-year average) was -2%. For total stockholder return relative to the Bonus Peer Group (one-year basis), a 6th place ranking was threshold performance, a 3rd place ranking was target, and maximum performance was 1st place. In 2008, the Company achieved a 6th place ranking against this peer group.

  (ii)
  The multiple of the price of our Common Stock compared to our FFO per share (as measured against the Bonus Peer Group) represented 10% of the total corporate performance. Threshold for this factor was set at 6th place, target was a 3rd place ranking, and 1st place was maximum performance. In 2008, the Company's ranking for this criterion was 2nd.

  (iii)
  The initial year stabilized yield performance for communities stabilizing during the year as compared to the pre-established target yield for such developments represented 10% of the total corporate performance. Target achievement of this goal was set at meeting the pre-established target yield, with threshold performance being 0.75 percentage points below the target yield and maximum at 0.75 percentage points above the target yield. Actual performance was 0.12 percentage points above the target yield.

  (iv)
  The effectiveness of management and progress on various corporate initiatives made up 30% of the total corporate performance. Effectiveness of management and the progress of management on previously identified corporate initiatives was determined by the Compensation Committee and approved and ratified by the Compensation Committee and the independent directors of the full Board who would qualify for service on the Compensation Committee. For 2008, the Compensation Committee determined that achievement on this category was at 75% of maximum.

        For 2008, corporate achievement of the long-term incentive measures was 51.7% of maximum. In future years, the Company's receipt of a "promoted" distribution from the Company's Investment Management Fund (i.e., a distribution in excess of the Company's proportionate interest in the Fund) could be a supplemental overriding measure that could allow officers to achieve, but not exceed, maximum performance. This was not a factor in 2008, nor is it likely to be a factor in 2009.

        Business Unit Goals for Long-Term Incentive Awards.    The Business Unit and Individual goals that were used for calculating cash bonuses as described above were also used for calculating long-term incentive awards. Business Unit achievement for the Property Operations group was 70% of maximum and achievement for the Legal group was 79% of maximum.

        Based on those achievement levels and the formal approval and ratification of those determinations by the Compensation Committee, the dollar value of long-term incentive awards for each named executive officer was awarded as described in the table above, which resulted in the following awards made on February 11, 2009:

Named Executive Officer	Number of Options(1)	Number of Shares of Restricted Stock(2)
Bryce Blair	77,449	28,537
Thomas J. Sargeant	25,171	9,275
Timothy J. Naughton	38,724	14,269
Leo S. Horey	17,297	6,373
Edward M. Schulman	8,553	3,151

(1)
The options set forth in this column were granted on February 11, 2009, with an exercise price of $48.60 per share and vest over a three-year term subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested options (in the case of termination of employment for any other reason).

(2)
The shares of restricted stock set forth in this column were granted on February 11, 2009. Twenty percent of such grants vest on March 1 of the year of grant and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of the Company's Common Stock.

2008 Performance Plan:

        In 2008, the Company's Board of Directors and Compensation Committee approved the implementation of a multiyear performance plan (the "2008 Performance Plan"). Effective June 1, 2008, awards in connection with this plan were made to selected officers, including the named executive officers. 2008 Performance Plan Awards are initially in the form of Deferred Stock Awards, with no dividend rights, granted under the Stock Incentive Plan. These Deferred Stock Awards will be forfeited in their entirety unless the Company's total return to shareholders, consisting of stock price appreciation plus cumulative dividends without reinvestment or compounding (the "Actual TRS"), over the measurement period exceeds both (i) an Absolute TRS Target and (ii) a Relative TRS Target, as described below.

        Each participating officer under the 2008 Performance Plan received Deferred Stock Awards representing a specified "Participation Percentage" in the plan. If both TRS targets are exceeded at the end of the measurement period, then each participating officer will earn Deferred Stock Awards (i.e., a number of Deferred Stock Awards will convert into shares of Common Stock as described below) having a total value (based on the closing price of the Company's Common Stock on the last day of the measurement period) equal to that officer's Participation Percentage multiplied by the Total Funding Pool. The determination of the Total Funding Pool is described below, and in all events will not exceed $60 million. Any unearned Deferred Stock Awards (i.e., Deferred Stock Awards in excess of the number of awards having a value equal to that officer's Participation Percentage in the Total Funding

Pool) will be forfeited. Earned Deferred Stock Awards will convert into vested unrestricted Common Stock (50%) and unvested restricted Common Stock with a one-year vesting period (50%), subject to earlier forfeiture or acceleration under certain conditions as described below. Dividends will be paid on both the unrestricted Common Stock and the restricted Common Stock.

        The measurement period of the 2008 Performance Plan began on June 1, 2008, with a starting Common Stock price equal to $102.16 (the average closing price of the Company's Common Stock on the twenty trading days prior to June 1, 2008). The measurement period will end on May 31, 2011, or earlier upon a change in control of the Company.

        The Absolute TRS Target that must be exceeded during the measurement period is 32% (or a pro rated amount in the event the measurement period is less than three years due to a change in control). The Relative TRS Target that must be exceeded is the total return performance (stock price appreciation plus cumulative dividends without reinvestment or compounding) during the measurement period of the FTSE NAREIT Apartment Index. If the Actual TRS exceeds both the Absolute TRS Target and the Relative TRS Target, the Total Funding Pool will equal 10% of the simple average of (i) the excess shareholder value created by the Actual TRS exceeding the Absolute TRS Target and (ii) the excess shareholder value created by the Actual TRS exceeding the Relative TRS Target, provided that in no event will the Total Funding Pool exceed $60 million.

        The Company allocated the following Participation Percentages and granted the corresponding number of Deferred Stock Awards to the Company's named executive officers on June 1, 2008:

Named Executive Officer	Participation Percentage	Number of Deferred Stock Awards
Mr. Blair	15.01	95,040
Mr. Sargeant	5.33	33,748
Mr. Naughton	12.51	79,211
Mr. Horey	5.33	33,748
Mr. Schulman	3.55	22,478

2009 Compensation:

        Compensation for 2009 was established in February 2009 for each of the named executive officers following the annual review process described above. In light of the current economic environment, the Company determined that there generally would be no merit increases for any of the Company's employees earning more than for $50,000 per year, As a result of this policy, the base salary; the target, threshold and maximum corporate (cash) bonus; and the target, threshold and maximum long-term incentive awards for each of the named executive officers with respect to performance in 2009 will be the same as described above for 2008. The following table shows the base salary established for 2009 for each of the named executive officers, and the target, threshold and maximum cash bonus and long-term incentive awards for each with respect to performance in 2009.

		Annual Cash Bonus Targets			Long-Term Incentive Targets
Name	Base Salary ($)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Blair	823,368	514,605	1,029,210	2,058,420	2,000,100	3,000,000	3,999,900
Mr. Sargeant	460,000	207,000	414,000	828,000	650,033	975,000	1,299,968
Mr. Naughton	750,000	375,000	750,000	1,500,000	1,000,050	1,500,000	1,999,950
Mr. Horey	380,000	152,000	304,000	608,000	400,020	600,000	799,980
Mr. Schulman	323,567	113,248	226,497	452,994	200,010	300,000	399,990

        Cash bonuses payable with respect to performance in 2009 will be based on the same types of goals described above in connection with cash bonuses. For long-term incentive awards to be granted in 2010 with respect to performance in 2009, the same types of goals described above in connection with long-term incentive awards will be used.

Other Benefits:

        Pursuant to our Deferred Compensation Plan, certain employees, including the named executive officers, may defer up to 10% of base annual salary and up to 25% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investments in mutual funds.

        We have an employee stock purchase plan that allows our employees the opportunity to purchase up to $25,000 of our Common Stock per year at a 15% discount off of the lower of the last reported sale price of our Common Stock on the NYSE on the beginning date or ending date of a seven month period.

        In addition, we maintain a 401(k) retirement savings plan and annually match 50% of the first six percent of base salary and bonus contributed to such plan by any employee (subject to certain tax limitations). We offer medical, dental and vision plans, a portion of the cost of which is paid by the employee. We also provide life insurance, accidental dismemberment insurance, and short-term and long-term disability insurance for each employee. Messrs. Blair, Sargeant, Naughton and Horey each have employment agreements with the Company pursuant to which certain other benefits are provided to them. The terms of each of such employment agreement are described in "Potential Payments Upon Termination or Change-in-Control" below.

  Practices with regard to dates and pricing of stock and option grants:

        The Compensation Committee determines the number of shares underlying options and shares of restricted stock to award to each officer as part of annual compensation. Those members of the Board of Directors who qualify for service on the Compensation Committee review and ratify these awards at the Board's regularly scheduled February meeting. The award date for options and stock grants is the later of the regularly-scheduled February meeting of the full Board of Directors at which those qualifying directors vote to ratify these awards or the third business day after the release by the Company of its annual earnings and upcoming fiscal year outlook press release. The exercise price of each option granted is the closing price of our Common Stock on the award date.

        In all cases, our options are granted (i) on the dates described above, (ii) on the date of a new hire's start with the Company as approved by the Chairman/CEO in advance of the start date, (iii) on the date of approval by the Chairman/CEO for retention or recognition purposes up to a Board-authorized maximum value of $100,000 or (iv) on the date of a terminated senior executive's departure from the Company as set out in formal terms approved by the Compensation Committee in advance. Option exercise prices are determined by the NYSE closing price of our Common Stock on the date of grant. Additionally, all officers must receive prior authorization for any purchase or sale of our Common Stock, which are generally only given during approved trading windows established in advance and based upon earnings release dates.

Section 162(m):

        The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company's net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Compensation Committee Report

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Submitted by the Compensation Committee

    Peter S. Rummell (Chair)
    Lance R. Primis
    H. Jay Sarles

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Peter S. Rummell, Lance R. Primis, and H. Jay Sarles. None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a director).

Summary Compensation Table

        The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 (except in the case of Mr. Schulman, who was not a named executive officer in 2006). As described more fully in the Supplemental Total Direct Compensation Table below, compensation paid with respect to performance in 2008 for each of the named executive officers based upon a combination of (i) salary, (ii) cash bonus under our incentive compensation plan paid in February 2009,and (iii) the dollar value of long-term incentive awards granted in February 2009 in a combination of (a) restricted stock (valued at the closing price of the Company's Common Stock on the date of grant), and (b) stock options (valued at $8.82, using the Black Scholes value on December 31, 2008) was as follows: Mr. Blair—$3,877,063, Mr. Sargeant—$1,533,599, Mr. Naughton—$2,402,533, Mr. Horey—$1,117,580, and Mr. Schulman—$785,862. These amounts differ from the amounts shown for total compensation for 2008 in the table below because the table is presented in the format required by the SEC and includes amounts recognized for financial reporting purposes for stock and option awards, which include, among other items, (i) non-cash accounting charges for awards under the 2008 Performance Plan which have not yet been earned or vested, and (ii) in the case of Messrs. Blair and Sargeant, non-cash accounting charges reflecting the accelerated recognition of charges as the result of eligibility for retirement. See "Potential Payments Upon Termination or Change-in-Control—Other Severance Arrangements" below for a discussion of retirement eligibility under the Stock Incentive Plan.

        Cash bonuses paid for 2006, 2007 and 2008 under our incentive compensation program are included in column (g). A supplementary cash bonus paid for 2007 to Mr. Naughton in February 2008 is included in column (d). Executives are eligible to defer a portion of their salaries and bonuses under our Deferred Compensation Plan. The amounts shown below are before any deferrals under the Nonqualified Deferred Compensation Plan. Amounts deferred in 2008 are shown in the Nonqualified Deferred Compensation Table on page 42 below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)(8)(9)	Total ($)
Bryce Blair	2008	816,060		3,953,324	2,492,857	991,003	(3)	—	213,753	8,466,997
CEO and Chairman	2007	785,844		2,494,407	1,778,391	803,722	(4)	—	207,445	6,069,809
	2006	754,279		1,675,609	1,105,653	1,066,739	(5)	—	207,772	4,810,052

Thomas J. Sargeant	2008	456,538		1,579,242	1,144,175	404,310	(3)	—	106,372	3,690,638
CFO	2007	441,153		1,120,047	848,431	401,107	(4)	—	107,685	2,918,423
	2006	420,464		791,484	513,795	535,177	(5)	—	107,215	2,368,135

Timothy J. Naughton	2008	698,077		1,328,756	915,468	669,456	(3)	—	129,640	3,741,397
President	2007	520,193	250,000	993,674	881,917	532,027	(4)	—	123,571	3,301,382
	2006	487,637		754,028	619,705	689,641	(5)	—	122,293	2,673,304

Leo S. Horey	2008	376,539		501,500	359,895	278,729	(3)	—	59,653	1,576,315
Executive Vice President—	2007	362,116		420,852	374,134	303,106	(4)	—	60,741	1,520,949
Operations	2006	346,188		374,700	280,842	401,329	(5)	—	63,975	1,467,034

Edward M. Schulman	2008	319,282		277,490	201,528	237,980	(3)	—	25,405	1,061,685
Senior Vice President—	2007	301,154		225,514	216,325	191,317	(4)	—	26,942	961,252
General Counsel

(1)
The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 31, 2007, and December 31, 2008 in accordance with FAS 123(R) of (i) restricted stock awards made pursuant to the Company's Stock Incentive Plan and (ii) awards under our 2008

  Performance Plan, and thus include amounts from awards granted in and prior to 2006, 2007, and 2008, respectively. The value of restricted stock awards is based solely on the closing price of our Common Stock on the NYSE on the date of grant; as a result, no assumptions were used in the calculation of this value. The value of awards under the 2008 Performance Plan was determined by an independent firm, in accordance with the Uniform Standards of Professional Appraisal Practice. The firm used a Monte Carlo simulation, which is a statistical method to determine values that are a function of variables with uncertain probabilities. The valuation model was developed to accommodate the actual features of the Plan. Assumptions used in the calculation of this amount are included in footnote 10 to the Company's audited financial statements for the year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(2)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 31, 2007, and December 31, 2008 in accordance with FAS 123(R) of awards of stock options made pursuant to the Company's Stock Incentive Plan, and thus include amounts from awards granted in and prior to 2006, 2007, and 2008, respectively. Assumptions used in the calculation of this amount are included in footnote 10 to the Company's audited financial statements for the relevant fiscal year included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, February 29, 2008 and March 2, 2009, respectively.

(3)
Reflects the cash awards to the named individuals determined by the Compensation Committee in February 2009 (based upon the achievement of the performance metrics established in February 2008 as more fully described in the "Compensation Discussion and Analysis" above) and ratified on February 11, 2009 by the members of the full Board of Directors who would be qualified to serve on the Compensation Committee.

(4)
Reflects the cash awards to the named individuals determined in February 2008 based upon the achievement of performance metrics established in February 2007.

(5)
Reflects the cash awards to the named individuals determined in February 2007 based upon the achievement of performance metrics established in February 2006.

(6)
All earnings under the Company's nonqualified deferred compensation program are determined by reference to returns of actual mutual funds and the Company does not consider such earnings to be above market.

(7)
For 2008, the amounts shown in column (i) include, for each named executive officer (a) dividends paid on unvested shares of restricted stock during 2008 in the following amounts: Mr. Blair—$123,976; Mr. Sargeant—$55,968; Mr. Naughton—$71,929; Mr. Horey—$30,582; and Mr. Schulman—$16,002; (b) amounts contributed by the Company to the named executive officers' 401(k) accounts in the amount of $6,900 each; and (c) a car allowance paid by the Company in the following amounts: Mr. Blair—$9,000; Mr. Sargeant—$9,000; Mr. Naughton—$9,000; Mr. Horey—$6,500; and Mr. Schulman—$1,500. The amounts shown in column (i) also include (i) a general executive benefit payment for items such as country club membership, financial counseling or tax preparation in the following amounts: Mr. Blair—$10,000; Mr. Sargeant—$5,000; Mr. Naughton—$5,000; Mr. Horey—$5,000; and Mr. Schulman—$0, (ii) premiums paid by the company on disability insurance in the following amounts: Mr. Blair—$5,368; Mr. Sargeant—$3,293; Mr. Naughton—$3,565; Mr. Horey—$0, and Mr. Schulman—$0; (iii) and premiums paid by the Company in 2008 for Company-owned life insurance policies on the lives of such named executive officers for which the Company has endorsed the respective policies so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were in the following amounts for each officer (such amounts representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see "Potential Payments Upon Termination or Change-in-Control—Endorsement Split Dollar Agreements"): Mr. Blair—$58,509; Mr. Sargeant—$26,211; Mr. Naughton—$33,246; Mr. Horey—$10,671; and Mr. Schulman—$0. The amount shown for Mr. Schulman includes premiums in the amount of $1,003 paid by the Company for a standard term life insurance policy in the face amount of $750,000.

(8)
For 2007, the amounts shown in column (i) include, for each named executive officer (a) dividends paid on unvested shares of restricted stock during 2007 in the following amounts: Mr. Blair—$117,504; Mr. Sargeant—$57,300; Mr. Naughton—$65,872; Mr. Horey—$31,790; and Mr. Schulman—$17,794; (b) amounts contributed by the Company to the named executive officers' 401(k) accounts in the amount of $6,750 each; and (c) a car allowance paid by the Company in the following amounts: Mr. Blair—$9,000; Mr. Sargeant—$9,000; Mr. Naughton—$9,000; Mr. Horey—$6,500; and Mr. Schulman—$1,500. The amounts shown in column (i) also include (i) a general executive benefit payment for items such as country club membership, financial counseling or tax preparation in the following amounts: Mr. Blair—$10,000; Mr. Sargeant—$5,000; Mr. Naughton—$5,000; Mr. Horey—$5,000; and Mr. Schulman—$0, (ii) premiums paid by the company on disability insurance in the following amounts: Mr. Blair—$5,557; Mr. Sargeant—$3,349; Mr. Naughton—$3,628; Mr. Horey—$0, and Mr. Schulman—$0; (iii) and premiums paid by the Company in 2007 for Company-owned life insurance policies on the lives of such named executive officers for which the Company has endorsed the respective policies so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were in the following amounts for each officer (such amounts representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see "Potential Payments Upon Termination or Change-in-Control—Endorsement Split Dollar Agreements"): Mr. Blair—$58,634; Mr. Sargeant—$26,286; Mr. Naughton—$33,321; Mr. Horey—$10,701; and Mr. Schulman—$0. The amount shown for Mr. Schulman includes premiums in the amount of $898 paid by the Company for a standard term life insurance policy in the face amount of $750,000.

(9)
For 2006, the amounts shown in column (i) include, for each named executive officer (a) dividends paid on unvested shares of restricted stock during 2006 in the following amounts: Mr. Blair—$117,619; Mr. Sargeant—$55,138; Mr. Naughton—$64,725; and Mr. Horey—$35,152; (b) amounts contributed by the Company to the named executive officers' 401(k) accounts in the amount of $6,600 each; and (c) a car allowance paid by the Company in the following amounts: Mr. Blair—$9,000; Mr. Sargeant—$9,000; Mr. Naughton—$9,000; and Mr. Horey—$6,500. The amounts shown in column (i) for Messrs. Blair, Sargeant, Naughton and Horey also include (i) a general executive benefit payment for items such as country club membership, financial counseling or tax preparation in the following amounts: Mr. Blair—$10,000; Mr. Sargeant—$5,000; Mr. Naughton—$5,000; and Mr. Horey—$5,000, (ii) premiums paid by the company on disability insurance in the following amounts: Mr. Blair—$5,794; Mr. Sargeant—$3,489; Mr. Naughton—$3,587; and Mr. Horey—$0; (iii) and premiums paid by the Company in 2006 for Company-owned life insurance policies on the lives of such named executive officers for which the Company has endorsed the respective policies so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were in the following amounts for each officer (such amounts representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see "Potential Payments Upon Termination or Change-in-Control—Endorsement Split Dollar Agreements"): Mr. Blair—$58,759; Mr. Sargeant—$27,988; Mr. Naughton—$33,381; and Mr. Horey—$10,723.

Supplemental Total Direct Compensation (1) Table

        As noted above, this table is provided in addition to the Summary Compensation Table. It does not include all elements of compensation shown in the Summary Compensation Table and is intended to supplement but not replace the compensation tables required by the SEC.

Name	Year	Salary ($)	Bonus ($)(2)	Long-Term Incentive Compensation ($)(3)	Total Direct Compensation ($)	Change from Prior Year
Bryce Blair	2008	816,060	991,003	2,070,000	3,877,063	-9%
	2007	785,844	803,722	2,669,230	4,258,796	-4%
	2006	754,279	1,066,739	2,592,720	4,413,738

Thomas J. Sargeant	2008	456,538	404,310	672,751	1,533,599	-20%
	2007	441,153	401,107	1,078,240	1,920,500	-13%
	2006	420,464	535,177	1,264,464	2,220,105

Timothy J. Naughton	2008	698,077	669,456	1,035,000	2,402,533	-18%
	2007	520,193	782,027	1,640,800	2,943,020	+8%
	2006	487,637	689,641	1,548,000	2,725,278

Leo S. Horey	2008	376,539	278,729	462,312	1,117,580	-12%
	2007	362,116	303,106	609,458	1,274,680	-8%
	2006	346,188	401,329	633,458	1,380,975

Edward M. Schulman	2008	319,282	237,980	228,600	785,862	+3%
	2007	301,154	191,317	267,758	760,229	-8%
	2006	280,686	215,163	331,985	827,834

(1)
Total direct compensation consists solely of the actual salary paid for the year, the cash bonus paid under our incentive compensation program and any supplemental cash bonus, and the dollar value of long-term incentive compensation for the applicable year.

(2)
Bonuses with respect to each year's performance were paid in the following year. All bonuses were paid under our incentive compensation program, except that Mr. Naughton received a $250,000 supplemental bonus in 2008 with respect to performance in 2007, which is included above.

(3)
This dollar value represents awards of stock options and restricted shares. The number of stock options awarded is equal to (A) one-third of the dollar value in this column divided by (B) the Black-Scholes value of the stock options as of December 31 of the previous year as determined by the Company's third-party compensation consultant, FPL Associates, and verified by the Company. The number of restricted shares awarded is equal to (C) the remaining two-thirds of the long-term incentive award dollar value in this column divided by (D) the closing price of our Common Stock on the NYSE on the date of the award. In the case of Mr.Naughton's 2007 award, a supplemental $292,973 award, payable in the same manner, was made and is included above.

        Employment Agreements.    We have entered into employment agreements with Messrs. Blair, Naughton, Sargeant and Horey. These agreements, including current renewal terms, expire on varying dates between December 2009 and November 2010, but provide for automatic one-year renewals (or two-year renewals in the case of Mr. Blair) thereafter, unless an advance notice of non-renewal is provided by either party to the other in advance of the expiration of the employment term. The change in control and severance provisions of these employment agreements are described in "Potential Payments Upon Termination or Change-in-Control" below. In addition, the employment agreements provide that the officers' base salaries will be reviewed annually and may be adjusted upward, but may not be decreased. Each employment agreement also provides that commencing at the close of each fiscal year, the Company shall review the performance of the executive and may provide the executive additional compensation in the form of a cash bonus and long-term equity incentives such as stock options and restricted stock grants.

        Under the employment agreements, the Company must provide to the executive comprehensive health insurance, including an annual physical, disability insurance, life insurance, and reasonable paid vacations. In addition, the Company agrees to indemnify the executive to the fullest extent permitted by law with respect to any actions commenced against the executive in his capacity as a current or former officer or director of the Company, including using reasonable best efforts to secure and maintain an officers' and directors' liability insurance policy.

        Each of the employment agreements contains a non-solicitation agreement pursuant to which the executives agree that following a termination of employment they will not solicit or attempt to solicit for employment any of the Company's employees. Specifically, the employment agreements prevent the executive, for a period of one year following termination, without the prior written consent of the Company, from soliciting or attempting to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person's employment was terminated by the Company. In addition the employment agreements contain a provision under which, if the executive voluntarily terminates his employment, he may not compete with the Company for a period of one year. This non-compete provision also applies in the case of termination because of "Disability" or "Cause" under the terms of the agreements. Specifically, the employment agreements provide that for one year following termination by the Company for "Cause," "Disability," or termination by the executive (other than a "Constructive Termination Without Cause") (with such terms defined in the employment agreements) the executive shall not, without the prior written consent of the Company's Board of Directors, become associated with, or engage in any "Restricted Activities" with respect to any "Competing Enterprises," whether as an officer, employee, principal, partner, agent, consultant, independent contractor or shareholder. "Competing Enterprise" is defined in the employment agreements as "any person, corporation, partnership, venture or other entity which is engaged in the business of managing, owning, leasing or joint venturing multifamily real estate within 30 miles of multifamily rental real estate owned or under management by the Company or its affiliates." "Restricted Activities" is defined in the employment agreements as "executive, managerial, directorial, administrative, strategic, business development or supervisory responsibilities and activities relating to all aspects of multifamily rental real estate ownership, management, multifamily rental real estate franchising, and multifamily rental real estate joint-venturing."

Grants of Plan-Based Awards

        The table below sets out the grants made to the named executive officers in 2008 under our Stock Incentive Plan and otherwise. The terms of all options and shares of stock granted are described in the footnotes to the table. The amounts in columns I and II reflect the threshold, target and maximum cash and equity incentive awards established in 2008 for which actual awards were made in February

2009. The amounts in columns III and IV reflect the actual stock and option awards made under the Stock Incentive Plan in February 2008 with respect to performance in 2007.

		I			II			III	IV
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or units (#)(3)	All other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum (h)	(i)	(j)	(k)	(l)
Bryce Blair	2/11/2008	510,038	1,020,075	2,040,150	2,000,100	3,000,000	$3,999,900				N/A
	2/11/2008							20,081			1,788,414
	2/11/2008								84,855	86.40	815,811
	6/1/2008				—	—	95,040				1,415,320

Thomas J. Sargeant	2/11/2008	205,442	410,884	821,768	650,033	975,000	$1,299,968				N/A
	2/11/2008							8,112			722,455
	2/11/2008								34,277	86.40	329,547
	6/1/2008				—	—	33,748				502,575

Timothy J. Naughton	2/11/2008	349,039	698,077	1,396,154	1,000,050	1,500,000	$1,999,950				N/A
	2/11/2008							12,344			1,099,357
	2/11/2008								52,161	86.40	501,486
	6/1/2008				—	—	79,211				1,179,590

Leo S. Horey	2/11/2008	150,616	301,231	602,462	400,020	600,000	$799,980				N/A
	2/11/2008							4,585			408,340
	2/11/2008								19,374	86.40	186,268
	6/1/2008				—	—	33,748				502,575

Edward M. Schulman	2/11/2008	111,749	223,497	446,995	200,010	300,000	$399,990				N/A
	2/11/2008							2,014			179,367
	2/11/2008								8,511	86.40	81,837
	6/1/2008				—	—	22,478				334,736

(1)
The amounts shown in columns (c), (d) and (e) reflect the threshold, target and maximum payment levels for 2008 under our cash bonus plan, which were established on February 11, 2008. The actual cash bonuses received by each of the named executive officers for performance in 2008, paid in 2009, are set out in column (g) of the Summary Compensation Table.

(2)
The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum dollar values for 2008 performance for annual equity grants under our equity incentive plan, which were adopted on February 11, 2008. As noted in the "Compensation Discussion and Analysis" section above, the actual number of shares of restricted stock granted to the named executive officers on February 11, 2009 based upon achievement under this plan were as follows: Mr. Blair—28,537, Mr. Sargeant—9,275, Mr. Naughton—14,269, Mr. Horey—6,373, and Mr. Schulman—3,151. Information about the vesting of such shares of restricted stock is provided in footnote (3) below. The actual number of shares underlying options granted to the named executive officers on February 11, 2009 based upon achievement under this plan was as follows: Mr. Blair—77,449, Mr. Sargeant—25,171, Mr. Naughton—38,724, Mr. Horey—17,297, and Mr. Schulman—8,553. Each of such options was granted at an exercise price of $48.60. Information about the vesting of such options is provided in footnote (4) below.

The amounts shown in column (h) for grants dated June 1, 2008 reflect the number of deferred stock awards granted to the named executive officer under the Company's 2008 Performance Plan. These deferred stock awards will vest only if (i) the absolute cumulative total return to stockholders from the Company's Common Stock over a three year period beginning on June 1, 2008 (with a starting value of $102.16) and ending on May 31, 2011(or earlier if there is a change in control) exceeds 32%, and (ii) the cumulative total return to stockholders of the Company's Common Stock over the same three year period exceeds the return of the NAREIT Apartment Index for the same period. In such case, a number of the vested deferred stock awards will convert into shares of Common Stock to be awarded to each executive equal in value to the simple average of (a) 10% of excess value creation above that which would have been created with a 32% absolute return, and (b) 10% of excess value creation above that which would have been created with the absolute return earned by the NAREIT Apartment Index (but subject in all events to a $60 million cap), multiplied by: in the case of Mr. Blair 15.01%; in the case of Mr. Sargeant, 5.33%; in the case of Mr. Naughton, 12.51%; in the case of Mr. Horey, 5.33%; and in the case of Mr. Schulman, 3.55%. Of the deferred stock awards that convert, (x) 50% will convert immediately into unrestricted Common Stock of the Company and (y) 50% will convert into restricted stock subject to a restricted stock agreement vesting in one year and with otherwise customary terms for the Company. The deferred stock awards that do not convert will be forfeited.

(3)
The number of shares of restricted stock shown in column (i) represent the actual number of shares of restricted stock granted to the named executive officers on February 11, 2008, with respect to performance in 2007, and do not represent compensation for performance in 2008. With respect to all shares of restricted stock described in this table, 20% of the shares vested on March 1 in the year of issuance and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). In addition, in the case of Mssrs. Blair, Naughton, Sargeant and Horey, vesting of restricted stock and options will be accelerated under certain conditions, as described in their employment agreements with the Company and discussed in "Potential Payments Upon Termination or Change-in-Control" below. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock.

(4)
The number of shares underlying options shown in column (j) represents the number of options granted to the named executive officers on February 11, 2008, with respect to performance in 2007, and does not represent compensation for performance in 2008. All options described in this table become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. In accordance with the Stock Incentive Plan and our standard form of stock option agreement at the time of the award, all unvested options awarded in 2008 will automatically vest upon a termination without Cause, or termination by death, disability or retirement, in which case the remaining term of the option will be 12 months or, if earlier, the expiration of the original ten year term of the option. The employment agreements for Messrs. Blair and Sargeant provide that the options granted to them shall have an exercise period of two years following a termination by death.

(5)
For the February 11, 2008 option grants, the value was calculated using the Black-Scholes model with the following material assumptions: dividend yield of 5.5%, volatility of 22.17%, risk-free interest rates of 3.09%, and an expected life of approximately seven years. The actual realized value will depend upon the difference between the market value of the Common Stock on the date the option is exercised and the exercise price. For the February 11, 2008 grants of restricted stock, the value was calculated based on the closing price of the Common Stock on the date of grant of $89.06. The fair value of the June 1, 2008 grants under the Company's 2008 Performance Plan was determined by an independent firm in accordance with the Uniform Standards of Professional Appraisal Practice. The firm used a Monte Carlo simulation, which is a statistical method to determine values that are a function of variables with uncertain probabilities. The valuation model was developed to accommodate the actual features of the Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(13)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)		(c)		(d)		(e)	(f)	(g)	(h)	(i)	(j)
Mr. Blair	53,188	(5)	—		—		44.42	2/13/2012	35,437	2,146,773	28,537	1,728,771
	27,831	(6)	—		—		34.94	2/12/2013
	101,412	(7)	—		—		49.09	2/12/2014
	149,026	(8)			—		67.86	2/11/2015
	130,039	(9)	65,050	(9)	—		96.19	2/9/2016
	25,271	(10)	50,560	(10)	—		143.34	2/8/2017
	—		84,855	(11)	—		86.40	2/11/2018
	—		—		77,449	(12)	48.60	2/11/2019

Mr. Sargeant	45,258	(8)	—		—		67.86	2/11/2015	15,761	954,801	9,275	561,880
	63,010	(9)	31,535	(9)	—		96.19	2/9/2016
	12,335	(10)	24,691	(10)	—		143.34	2/8/2017
	—		34,277	(11)	—		86.40	2/11/2018
	—		—		25,171	(12)	48.60	2/11/2019

Mr. Naughton	14,945	(4)	—		—		44.58	2/13/2011	20,756	1,257,398	14,269	864,416
	38,894	(5)	—		—		44.42	2/13/2012
	24,738	(6)	—		—		34.94	2/12/2013
	57,976	(7)	—		—		49.09	2/12/2014
	74,340	(8)	—		—		67.86	2/11/2015
	77,412	(9)	38,736	(9)	—		96.19	2/9/2016
	15,114	(10)	30,249	(10)	—		143.34	2/8/2017
	—		52,161	(11)	—		86.40	2/11/2018
					38,724	(12)	48.60	2/11/2019

Mr. Horey	6,381	(7)	—		—		49.09	2/12/2014	8,557	518,383	6,373	386,076
	27,704	(8)	—		—		67.86	2/11/2015
	29,753	(9)	14,908	(9)	—		96.19	2/9/2016
	6,169	(10)	12,357	(10)	—		143.34	2/8/2017
	—		19,374	(11)			86.40	2/11/2018
	—		—		17,297	(12)	48.60	2/11/2019

Mr. Schulman	7,696	(8)	—		—		67.86	2/11/2015	4,367	264,553	3,151	190,888
	9,455	(9)	9,310	(9)	—		96.19	2/9/2016
	3,229	(10)	6,480	(10)	—		143,34	2/8/2017
	—		8,511	(11)	—		86.40	2/11/2018
	—		—		8,553	(12)	48.60	2/11/2019

(1)
Reflects the number of options granted on February 11, 2009 with respect to performance in 2008 under the Company's long-term incentive plan, which options will become exercisable in three annual installments beginning on February 11, 2010. All options described in this table become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. In accordance with the Stock Incentive Plan and our standard form of stock option agreement at the time of the award, all unvested options awarded in 2008 will automatically vest upon a termination without Cause, or termination by death, disability or retirement, in which case the remaining term of the option will be 12 months or, if earlier, the expiration of the original ten year term of the option. Stock options granted prior to February 2008 held by an employee do not vest except in the case of a termination due to retirement. However, the employment agreements of Messrs. Blair, Naughton, Sargeant and Horey, as discussed in "Potential Payments Upon Termination or Change-in-Control" below, provide that their unvested stock options, including those granted prior to February 2008, will vest in the case of termination of employment in most cases other than for Cause, with one year to exercise their stock options after termination. The employment agreements for Messrs. Blair and Sargeant provide that the options granted to them shall have an exercise period of two years following a termination by death.

(2)
Based on the last reported sale price of our Common Stock on the NYSE on December 31, 2008 of $60.58 per share.

(3)
Reflects the number of shares of restricted stock granted on February 11, 2009 with respect to performance in 2008 under the Company's long-term incentive compensation plan. Twenty percent of these shares vested on March 1, 2009, and the remaining 80% will vest over the next four years, with 20% vesting on March 1 of each year, subject to accelerated vesting (in the case of termination of employment without cause, upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). In addition, in the case of Mssrs. Blair, Naughton, Sargeant and Horey, vesting of restricted stock and options will be accelerated under certain conditions, as described in their employment agreements with the Company and discussed in "Potential Payments Upon Termination or Change-in-Control" below. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock.

Does not include deferred stock awards granted under the Company's 2008 Performance Plan because total return to stockholders since June 1, 2008 was not a positive number. A description of the Performance Plan including more detail of vesting conditions is contained in the Compensation Discussion & Analysis on pp. 20-32.

(4)
Reflects options granted on February 13, 2001, that became exercisable in three annual installments beginning on February 13, 2002.

(5)
Reflects options granted on February 13, 2002, that became exercisable in three annual installments beginning on February 13, 2003.

(6)
Reflects options granted on February 12, 2003, that became exercisable in three annual installments beginning on February 12, 2004.

(7)
Reflects options granted on February 12, 2004, that became exercisable in three annual installments beginning on February 12, 2005.

(8)
Reflects options granted on February 11, 2005, that became exercisable in three annual installments beginning on February 11, 2006.

(9)
Reflects options granted on February 9, 2006, that became exercisable in three annual installments beginning on February 9, 2007.

(10)
Reflects options granted on February 8, 2007 that become exercisable in three annual installments beginning on February 8, 2008.

(11)
Reflects options granted on February 11, 2008, that become exercisable in three annual installments beginning on February 11, 2009.

(12)
Reflects options granted on February 11, 2009, that become exercisable in three annual installments beginning on February 11, 2010.

(13)
The unvested shares of restricted stock included in this column for the named executive officers vest in the following amounts and on the following dates:

Named Executive Officer	Number of Shares of Restricted Stock	Vesting Date
Bryce Blair	14,904 10,150 6,367 4,016	March 1, 2009 March 1, 2010 March 1, 2011 March 1, 2012

Thomas J. Sargeant	6,805 4,566 2,768 1,622	March 1, 2009 March 1, 2010 March 1, 2011 March 1, 2012

Timothy J. Naughton	8,379 6,038 3,871 2,468	March 1, 2009 March 1, 2010 March 1, 2011 March 1, 2012

Leo S. Horey	3,746 2,403 1,491 917	March 1, 2009 March 1, 2010 March 1, 2011 March 1, 2012

Edward M. Schulman	2,021 1,240 704 402	March 1, 2009 March 1, 2010 March 1, 2011 March 1, 2012

 Option Exercises and Stock Vested Table

        The following table identifies the number of shares underlying options exercised during 2008 for each of the named executive officers, the value realized on such exercises, and the number of shares of restricted stock that vested during 2008 for each such officer and the value of such shares on the date of vesting.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Blair	1,429	45,599	18,872	1,744,339
Mr. Sargeant	18,750	766,232	8,549	790,184
Mr. Naughton	—	—	10,829	1,000,924
Mr. Horey	—	—	5,052	466,956
Mr. Schulman	—	—	2,717	251,132

(1)
Based on the last reported sale price of our Common Stock on the NYSE on the date of vesting. All shares vested on March 1, 2008, on which the last reported sale price of our Common Stock on the NYSE was $92.43.

Nonqualified Deferred Compensation

        Pursuant to our Deferred Compensation Plan, certain employees of the Company, including the named executive officers, may defer up to 10% of base annual salary and up to 25% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available Investment Funds. The table below shows the Investment Funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2008, as reported by the administrator of the Deferred Compensation Plan. Since the Investment Funds are all publicly available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be "above market."

Name of Fund	2008 Rate of Return (%)
DWS Money Market Prime Series-DWS Cash Investment Trust—Class S	2.60
DWS Core Plus Income Fund—Class S	-17.48
DWS LifeCompass Retirement Fund—Class S	-24.28
DWS LifeCompass 2015 Fund—Class S	-30.30
DWS LifeCompass 2020 Fund—Class S	-32.68
DWS Growth & Income Fund—Class S	-38.48
SSgA S&P 500 Index Fund	-37.50
American FundsSM EuroPacific Growth Fund®—Class R3	-40.71
DWS RREEF Real Estate Securities Fund—Class A	-39.34
Franklin Mutual Beacon Fund—Class A	-40.48
Loomis Sayles Small Cap Value Fund—Retail Class	-32.01
DWS Dreman High Return Equity Fund—Class A	-45.50
T. Rowe Price Mid-Cap Growth Fund—Advisor Class	-39.81
American FundsSM The Growth Fund of America®—Class R3	-39.24
T. Rowe Price Retirement Income Fund—Advisor Class	-18.57
T. Rowe Price Retirement 2010 Fund—Advisor Class	-26.88

Name of Fund	2008 Rate of Return (%)
T. Rowe Price Retirement 2020 Fund—Advisor Class	-33.62
T. Rowe Price Retirement 2030 Fund—Advisor Class	-38.01
T. Rowe Price Retirement 2040 Fund—Advisor Class	-39.02
T. Rowe Price Retirement 2050 Fund—Advisor Class	-39.03
Davis New York Venture Fund—Class A	-40.03
T. Rowe Price Emerging Mkts. Stock Fund	-60.54
Artisan Mid Cap Value Fund—Investor Shares	-27.56

        Benefits under our Deferred Compensation Plan will be paid out on the earlier of the employee's death or the date six months following termination of employment, or in the event of an "Unforeseeable Financial Emergency" as determined by our Retirement Planning Committee, (a committee of management designated by the Compensation Committee of the Board of Directors) in its sole discretion and in accordance with tax law requirements. Benefits can be received either as a lump sum payment or in annual installments, based upon elections made by the employee.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Blair	242,350	—	-828,813	—	1,418,232
Mr. Sargeant	145,931	—	-593,946	—	1,288,295
Mr. Naughton	226,213	—	-611,442	—	1,056,779
Mr. Horey	37,654	—	-231,301	—	380,744
Mr. Schulman	—	—	—	—	—

(1)
All amounts identified in this column are also included in the compensation to such named executive officer reported in the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control

        The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been included as exhibits to the Company's filings with the SEC.

        As noted in the narrative disclosure to the "Summary Compensation Table" above, we have entered into employment agreements with Messrs. Blair, Naughton, Sargeant and Horey. These agreements, including current renewal terms, expire on varying dates between December, 2009 and November, 2010, but provide for automatic one-year renewals (or two-year renewals in the case of Mr. Blair) thereafter, unless an advance notice of non-renewal is provided by either party to the other in advance of the expiration of the employment term. If there is a "change in control" of the Company (as defined in the employment agreements), the employment agreements will be automatically extended for three years from the date of the change in control.

        The employment agreements generally provide for termination and severance benefits in the case of a termination without Cause, a non-renewal of the agreement by us, or a voluntary resignation by the executive that is due to a constructive termination by the Company without Cause (generally, (x) a change in control, (y) a material breach of the employment agreement or (z) a material change in the executive's employment circumstances caused by us). The employment agreements for Messrs. Blair and Sargeant provide that if the executive is terminated without Cause or voluntarily resigns after a constructive termination without Cause, or in the event of a termination due to disability, the executive will be entitled to the following severance benefits: (i) cash in an amount equal to three times (two times in the case of a termination due to disability) the average of the sum of the current year's and two preceding years' (A) base salary, plus (B) cash bonus earned, plus (C) the value of stock and equity-based compensation awards granted (the value of which is to be determined by the Compensation Committee) (such average is referred to as the executive's "Covered Average Compensation"); (ii) 36 months of medical and disability insurance benefits (24 months in the case of a termination due to disability); (iii) accelerated vesting of stock options and restricted stock awards; and (iv) continued payment of the whole-life portion of the premiums due on a life insurance policy in accordance with the terms of a split dollar agreement relating thereto (described below). The employment agreements with Messrs. Naughton and Horey provide for generally similar severance benefits, but the cash amounts and periods for which the Company will reimburse medical and disability benefits are in some cases less than provided by the employment agreements with Messrs. Blair and Sargeant. In the event that any severance payment paid to an officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall make an additional severance payment to the executive (a "partial gross up payment") to compensate such officer for the excise tax incurred. The partial gross up payment would be an amount such that the net amount retained by the officer, before accrual or payment of any Federal or state income taxes on the partial gross up payment but after accrual or payment of the excise tax on the partial gross up payment, is equal to the total excise tax on the severance payment.

        In addition, if the Company elects not to renew the term of an employment agreement with Messrs. Blair or Sargeant, then upon the executive's termination of employment, the Company must provide the executive with the following severance benefits: (i) one times Covered Average Compensation, (ii) 24 months of medical and disability insurance benefits, (iii) accelerated vesting of stock options and restricted stock awards and (iv) continued payment of the whole-life portion of the premiums due on a life insurance policy in accordance with the terms of a split dollar agreement relating thereto (described below). In general, if the Company elects not to renew an employment agreement with Messrs. Naughton or Horey, then, upon the executive's termination of employment, the Company must provide the executive benefits that are comparable to those for Messrs. Blair and Sargeant, except that (i) accelerated vesting of equity awards and continued payment of life insurance premiums will only apply if the Company terminates the executive's employment during the two-year period following the non-renewal, and (ii) with respect to cash and medical and disability insurance benefits, Messrs. Naughton and Horey would only be entitled to: (a) one times the sum of the executive's base salary for the current year plus one times the average cash bonus earned in the current year and preceding two years and (b) 12 months of medical and disability insurance benefits.

        Other Severance Arrangements.    Our agreements with our directors and officers governing compensatory stock option and restricted stock awards provide for immediate vesting (and, in the case of stock options, immediate exercisability) if a "change of control" (as defined in these agreements) occurs. In addition, upon the retirement of an employee (as defined under the Stock Incentive Plan) (a) all of such employee's options shall automatically become fully exercisable and (absent a specific agreement providing otherwise) shall be exercisable for one year thereafter and (b) all of such employee's restricted shares of stock shall automatically vest. Retirement of an employee under the Plan generally means the termination of employment, other than for cause, when the sum of the following equals or exceeds 70 years: (i) the number of full months of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee's age on the date of termination (must be at least 50 years old). To qualify for retirement, the employee must also give six months' prior written notice to us of his intention to retire and enter into a one year non-solicitation and non-competition agreement with us. Under this formula, Messrs. Blair and Sargeant are currently eligible for retirement, and Messrs. Naughton and Horey will become eligible for retirement in 2011 and 2012, respectively. We have adopted an Officer Severance Program for the benefit of other officers, including Mr. Schulman, who do not have employment agreements. Under this program, in the event an officer who is not otherwise covered by a severance arrangement is terminated (other than for cause) within two years of a change in control (as defined) of the Company or during the six months prior to a change in control, such officer will generally receive a cash lump sum payment equal to the sum of such officer's base salary and one times the average cash bonus paid during the prior two years, as well as accelerated vesting of stock options and restricted stock. Under this program, if Mr. Schulman were terminated without cause following a change in control on December 31, 2008, he would have received a cash severance payment of $522,522, and accelerated vesting of options and restricted stock which acceleration is valued at $6,714 and $38,368, respectively, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code using the Company's Common Stock price on December 31, 2008 of $60.58 per share. The full in the money value of accelerated vesting of options and restricted stock would be $0 and $264,553, respectively.

        Endorsement Split Dollar Agreements.    The Company owns whole-life insurance policies with respect to Mr. Meyer, a director, as well as for Messrs. Blair, Naughton, Sargeant and Horey. The face amount of each policy is $2,500,000 (for Messrs. Meyer and Blair), $1,500,000 (for Messrs. Sargeant, and Naughton), and $750,000 (for Mr. Horey). The Company has endorsed each of these Company-owned policies such that in the event of the death of an insured, the Company will be paid insurance proceeds equal to the cumulative premiums paid on the policy by the Company, with excess insurance proceeds being paid to the insured's estate or named beneficiary. The Company has agreed to (i) pay the premiums due on each policy through 2017 (provided that the insured pays a portion of the premium equal to the current term rate for the insured's age multiplied by the insured's current interest in the policy), (ii) after the last Company payment, withdraw cash from the policy equal to the cumulative premiums paid and (iii) thereafter assign the policy to the insured. In the case of the insureds other than Mr. Meyer, the Company will cease making premium payments, and will withdraw an amount from the cash surrender value of the policy equal to the lesser of the cumulative premiums or the cash surrender value earlier than 2017 in the event of the insured's termination for cause or voluntary resignation without a constructive termination. In such case, the insured may choose to pay future premiums on his own or arrange for the policy to be reduced to a fully paid-up policy.

        Severance Tables.    The tables below, together with the footnotes thereto and additional information below, reflect the payments and benefits that Messrs. Blair, Sargeant, Naughton, and Horey would receive in the event of termination of such officer's employment with the Company under the following scenarios: (i) termination for cause (both with and without a change in control of the Company), (ii) termination without cause (including a constructive termination without cause), (iii) death, (iv) disability, and (v) non-renewal of the officer's employment agreement. These scenarios or "triggers" were chosen for presentation in the tables below because they are specified in the employment agreements of these individuals. The Company believes that, as structured, these are appropriate triggers for the following reasons:

    "Termination for cause" is a specified trigger for the purpose of making clear that the executive will not be entitled to any special severance benefits upon a termination for cause.

    Because long-term equity incentives are a major component of the compensation of these individuals, the Company believes it is appropriate to agree that long term equity will be paid and will vest upon a termination due to death.

    The Company believes that offering severance benefits upon a termination due to disability is an appropriate benefit to help retain the services of these individuals. In addition, agreeing in advance to such compensation could lead to quicker and easier decision-making in the event that the performance of one of these individuals is impaired due to a disability. Disability is defined to mean that the executive has been determined to be disabled and to qualify for long-term disability benefits under the long-term disability insurance policy obtained by the Company.

    In the employment agreements, the executive agrees to a one-year non-compete agreement if the executive voluntarily resigns, and to a one-year non-solicitation for employment of our employees following termination. The non-compete agreement prohibits an employment or business relationship with a multifamily rental real estate company that has real estate owned or under management within 30 miles of real estate owned or under management by the Company. This commitment limits the executive's employment opportunities and helps assure the executive's continued service with the Company. In return for foregoing such opportunities, and to help retain the services of the executive, the Company agrees to provide severance in the event that the executive's employment ends following a non-renewal by the Company of the employment agreement or in the event that the executive's employment is terminated without cause or is constructively terminated without cause. A "constructive termination without cause" includes the executive's resignation within 12 months following a change in control. The Company believes this "single trigger" provision (i) will help contribute to more efficient decision-making and greater loyalty and productivity in the event that senior management is asked to consider and work toward a change in control transaction, and (ii) will help retain the continued service of the executive even during periods of speculation about REIT mergers and acquisitions activity.

        The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of each such officer's separation from the Company. No table is provided for Mr. Schulman because any severance payable to him has been fully described in the description of "Other Severance Arrangements" above.

Certain Potential Payments and Benefits Upon Termination

Bryce Blair, Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2008 Stock Option Award(1)	—		683,100		683,100		683,100		683,100		683,100
B	Benefit of Acceleration of Unvested Stock Options(2)	—		9,555		9,555		9,555		9,555		9,555
C	Severance (Cash)	—		12,961,577		—		8,641,051		4,320,526		12,961,577
D	Medical and Disability Insurance Benefits	—		58,596	(3)	—		39,064	(4)	39,064	(4)	58,596	(5)
E	Life Insurance	55,354	(6)	401,561	(7)		(8)	401,561	(7)	401,561	(7)	401,561	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		—

Thomas J. Sargeant, Chief Financial Officer

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2008 Stock Option Award(1)	—		222,008		222,008		222,008		222,008		222,008
B	Benefit of Acceleration of Unvested Stock Options(2)	—		4,658		4,658		4,658		4,658		4,658
C	Severance (Cash)	—		6,344,760		—		4,229,840		2,114,920		6,344,760
D	Medical and Disability Insurance Benefits	—		55,497	(3)	—		36,998	(4)	36,998	(4)	55,497	(5)
E	Life Insurance	32,238	(6)	181,788	(7)		(8)	181,788	(7)	181,788	(7)	181,788	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		—

Timothy J. Naughton, President

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2008 Stock Option Award(1)	—		314,550		314,550		314,550		314,550		314,550
B	Benefit of Acceleration of Unvested Stock Options(2)	—		5,710		5,710		5,710		5,710		5,710
C	Severance (Cash)	—		4,249,617		—		2,929,749		3,627,827		8,789,248
D	Medical and Disability Insurance Benefits	—		39,064	(3)	—		19,532	(4)	19,532	(4)	58,596	(5)
E	Life Insurance	29,761	(6)	227,075	(7)		(8)	227,075	(7)	227,075	(7)	227,075	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		1,669,669

 Leo S. Horey, Executive Vice President—Property Operations

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2008 Stock Option Award(1)	—		152,562		152,562		152,562		152,562		152,562
B	Benefit of Acceleration of Unvested Stock Options(2)	—		2,298		2,298		2,298		2,298		2,298
C	Severance (Cash)	—		2,012,402		—		1,314,941		1,691,479		3,944,822
D	Medical and Disability Insurance Benefits	—		36,998	(3)	—		18,499	(4)	18,499	(4)	55,497	(5)
E	Life Insurance	13,107	(6)	73,703	(7)		(8)	73,703	(7)	73,703	(7)	73,703	(7)
F	Disability Benefits	—		—		—		—		—		—
G	280G Tax Gross-Up	—		—		—		—		—		—

Footnotes for all tables above:

(1)
Upon termination for the stated reason, the officer will receive an award of immediately exercisable stock options in respect of that year's performance, with the number of shares underlying the option determined as contemplated by the Company's annual long-term incentive compensation plan, pro rated to reflect the portion of the year worked (i.e., full year for a termination on December 31, 2008). The option will have a one-year exercise period, and the value above is based on the Black-Scholes value of the option that would have been awarded for a termination on December 31, 2008.

(2)
Unvested stock options granted prior to February 2008 held by the officer prior to termination vest upon termination for the stated reason. (Unvested options granted in February 2008 and later also vest upon termination, but as noted below, are not included in the table because such benefit applies generally to all similarly situated employees.) The value of the benefit of acceleration of vesting of pre-February 2008 options is indicated in the table and represents the value of the accelerated vesting of such stock options determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code using the Company's Common Stock price on December 31, 2008 of $60.58 per share. The full in-the-money value of pre-February 2008 options for which vesting would accelerate upon a termination on December 31, 2008 of each named executive officer, based on a closing price of $60.58 on December 31, 2008, is: Mr. Blair—$2,738,329; Mr. Sargeant—$0; Mr. Naughton—$2,168,074; Mr. Horey—$73,318; and Mr. Schulman—$0.

(3)
Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 3 years for Messrs. Blair and Sargeant, and 2 years for Messrs. Naughton and Horey.

(4)
Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 2 years for Messrs. Blair and Sargeant, and 1 year for Messrs. Naughton and Horey, except that in the case of disability, no disability insurance premiums would continue to be paid, but disability insurance benefits would be received. See footnote (9).

(5)
Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 3 years.

(6)
Represents the cash surrender value of the policy less the aggregate premiums paid by the Company, which aggregate premiums will be recovered by the Company.

(7)
Represents the estimated present value of 8 years of future premiums paid by the Company on the whole-life portion of a split-dollar life insurance policy. (These premiums will be recovered by the Company in the future.)

(8)
Upon death, (i) the officer's estate will receive a death benefit under a life insurance policy owned by the Company in the amount of $2.5 million with respect to Mr. Blair, $1.5 million with respect to Messrs. Sargeant and Naughton, and $750,000 with respect to Mr. Horey, and (ii) the Company will receive repayment of all premiums paid by the Company.

(9)
The Company maintains a disability insurance policy or policies for the officer. Upon a termination for disability, the estimated present value of the monthly benefits the officer would receive through age 65 based on existing policies would equal $1,959,973 for Mr. Blair, $1,120,321 for Mr. Sargeant, and $1,404,743 for Mr. Naughton.

        The following benefits apply generally to all similarly situated employees and are not included in the tables above:

  •
  Upon a termination of any employee's employment without cause or upon death, disability or retirement (as defined in the Stock Incentive Plan) of the employee, or upon a change in control of the Company, all unvested shares of restricted stock held by an employee will immediately vest. In the case of Messrs. Blair, Sargeant, Naughton, Horey and Schulman, if their shares of restricted stock had accelerated on December 31, 2008 for any of the foregoing reasons, the present value of such acceleration, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code, would have been $344,197, $147,663, $207,962, $80,457, and $38,368, respectively. The full value of the shares of restricted stock for which vesting would accelerate upon a termination on December 31, 2008 of each of the named executive officers, based on a closing price of $60.58 on December 31, 2008 is: Mr. Blair—$2,146,773; Mr. Sargeant—$954,801; Mr. Naughton—$1,257,398; Mr. Horey—$518,383; and Mr. Schulman—$264,553.

  •
  As noted above in note (2), stock options granted prior to February 2008 held by an employee do not vest except in the case of a termination due to retirement. However, the employment agreements of Messrs. Blair, Naughton, Sargeant and Horey provide that their unvested stock options, including those granted prior to February 2008, will vest in the case of termination of employment in most cases other than for cause, with one year to exercise their stock options after termination. All employee stock options granted in February 2008 and later provide for accelerated vesting upon termination of employment without cause or upon death, disability or retirement (as defined in the Stock Incentive Plan). As a result the value of acceleration of pre-February 2008 stock options, had it occurred on December 31, 2008, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code, is reflected in Row B of the tables above. In the case of a termination due to retirement, the value of the acceleration of their pre-February 2008 options would be the same as indicated in the tables above. For Mr. Schulman, the value of an acceleration of his pre-February 2008 options determined in the same manner, had it occurred on December 31, 2008 due to a termination by retirement, would have been $1,265. The value of acceleration of options granted in February 2008 and later, had termination occurred on December 31, 2008, which is not included in the table above, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code of each of the named executive officers is: Mr. Blair—$54,540; Mr. Sargeant—$22,017; Mr. Naughton—$33,518; Mr. Horey—$12,434; and Mr. Schulman—$5,450. The full in the money value of options granted in February 2008 and later for which vesting would accelerate upon a termination on December 31, 2008 of each of the named executive officers is zero.

  •
  Upon a termination of any employee's employment due to retirement, the employee will receive the following:

  •
  For six months, the Company will pay the employee's premium due for insurance benefits extended under COBRA.

  •
  The employee may choose a gift from an on-line catalogue of retirement gifts.

  •
  If any employee's employment terminates on or after the end of the calendar year for any reason other than for cause, the Company would compensate that individual with the cash bonus and restricted stock award that would have been paid to that employee in February or March of the following year. Accordingly, the value of the cash bonus and restricted stock award earned by the Named Executive Officers in respect of 2008 service is not included in the table above (but is described elsewhere in this Proxy Statement). Because employees generally would not retain any stock options in respect of 2008 service if terminated on December 31, 2008, but Messrs. Blair, Naughton, Sargeant and Horey would receive and retain options earned in respect of 2008 service with a one year exercise period, the Black-Scholes value of such options to Messrs. Blair, Naughton, Sargeant and Horey is presented in Row A of the tables above for those officers.

 Director Compensation

        A director of the Company who is also an employee receives no additional compensation for his services as a director. The total compensation for non-employee directors is assessed relative to the compensation provided by similarly sized real estate investment trusts, by our multi-family peer group, and by a group of cross-industry similarly sized companies. Our Compensation Committee generally reviews compensation for non-employee directors every other year, and such a review was conducted in 2007.

        On the fifth business day following each annual meeting of stockholders, each of our non-employee directors automatically receives a grant of a number of shares of restricted stock (or a deferred stock award in lieu thereof) equal to $125,000 divided by the closing price of Common Stock as reported by the NYSE on the date of grant. Based on this formula, following the 2008 Annual Meeting, each non-employee director received a restricted stock or deferred stock grant of 1,218 shares of Common Stock. All of such shares of restricted stock (or deferred stock awards) granted to non-employee directors vest at the rate of 20% on the date of issuance and on each of the first four anniversaries of the date of issuance, subject to accelerated vesting upon departure from the Board except in the case of a voluntary departure by the director during his elected term that is not due to death or disability, or the director's removal for cause. If a director elected to receive a deferred stock award in lieu of restricted stock, then the director will receive shares of stock in respect of the vested portion of the deferred stock award within 30 days following termination of service as a director of the Company. In addition, non-employee directors receive a quarterly payment of $12,500 ($50,000 per year). A non-employee director may elect to receive all or a portion of such cash payment in the form of a deferred stock award equal to the cash payment amount divided by the last reported price on the NYSE on the date of grant.

        In consideration for serving as Lead Independent Director, Mr. Primis currently receives, in addition to the compensation described above, an annual fee of $30,000, payable in equal quarterly installments of $7,500.

        The following table sets forth the compensation for service as a director of the Company received by each non-employee director in 2008, as recognized for financial reporting purposes.

Director Compensation Table

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)(2)
Bruce A. Choate	50,000		305,951	—	—	—	—	355,951
John J. Healy, Jr.	—		355,951	—	—	—	—	355,951
Gilbert M. Meyer	—		355,951	—	—	—	—	355,951
Lance R. Primis	80,000	(3)	305,951	—	—	—	—	385,951
Peter S. Rummell	50,000		133,807	—	—	—	—	183,807
H. Jay Sarles	50,000		300,180	—	—	—	—	350,180
W. Edward Walter	25,000		45,879	—	—	—	—	70,879

(1)
The amounts in column (c) reflect the aggregate grant date fair value of awards of restricted stock and units of deferred stock to the named directors recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), and thus include amounts from awards granted in and prior to 2008. These amounts reflect the accelerated recognition of vesting of equity compensation in 2008. See above for a description of the annual compensation of non-employee directors. Messrs. Healy and Meyer each elected to receive cash payments totaling $50,000 in the form of deferred units. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(2)
As of December 31, 2008 the non-employee directors held the following numbers of unvested shares of restricted stock, deferred stock units, and dividend equivalent units issued on deferred stock units in lieu of dividends: Mr. Choate—29,612, Mr. Healy—24,967, Mr. Meyer—51,626, Mr. Primis—2,413, Mr. Rummell—1,586, Mr. Sarles—2,413, and Mr. Walter—650. In addition, Mr. Choate held 9,791 options and Mr. Meyer held 21,645 options resulting from prior grants relating to director or (in the case of Mr. Meyer) employee compensation.

(3)
Includes $30,000 paid to Mr. Primis in 2008 for his service as Lead Independent Director during 2008.

V. OFFICERS, STOCK OWNERSHIP AND OTHER INFORMATION

Executive and Senior Officers

        The following biographical descriptions set forth information with respect to the executive and senior officers of the Company, based on information furnished to the Company by each officer. There is no family relationship between any director, nominee, or executive officer of the Company. Officers of the Company are elected annually at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in the Company's Bylaws.

        The Company's Board of Directors has determined that Messrs. Blair, Naughton, Sargeant, Horey, Morris and Schulman, and Mmes. Rothkopf and Dunn are executive officers of the Company within the meaning of Rules 3b-7 and 16a-1(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Bryce Blair, 50, has been a director of the Company since May 2001. Mr. Blair has also served as the Company's Chairman of the Board since January 1, 2002, Chief Executive Officer since February 1, 2001 and President from September 2000 through February 23, 2005. Mr. Blair was the Chief Operating Officer of the Company from February 1999 to February 2001. Prior to February 1999, Mr. Blair had served as Senior Vice President—Development, Acquisitions and Construction since the Merger, the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Mr. Blair was a partner with the Northeast Group of TCR from 1985 until 1993. Mr. Blair received his Masters degree in Business Administration from Harvard Business School. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the YPO, NAREIT, where he is on the Executive Committee and the Board of Governors, and the ULI, where he serves on the Multifamily Council and as a Trustee.

        Timothy J. Naughton, 47, has been a director of the Company since September 2005. Mr. Naughton has also served as the Company's President since February 23, 2005. Previously, Mr. Naughton served as Chief Operating Officer since February 2001. Mr. Naughton has direct oversight of development, construction and investments, and plays an instrumental leadership role in other aspects of the Company's business as well. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer since January 2000, overseeing the Company's investment strategy for real estate and non-real estate related investments. Prior to becoming the Chief Investment Officer, Mr. Naughton served as the Company's Regional Vice President—Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company or its predecessors since 1989. Mr. Naughton is a member of the Multifamily Council of ULI and a member of NMHC, where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

        Thomas J. Sargeant, 50, has been Chief Financial Officer since the Merger. Mr. Sargeant has also held the additional title of Executive Vice President. Mr. Sargeant is responsible for all of the financial operations of the Company, including capital markets/finance, financial reporting and financial services. Mr. Sargeant also oversees matters relating to information technologies. From March 1995 through June 1998, Mr. Sargeant served as the Chief Financial Officer and Secretary of Avalon Properties, and he was Treasurer of Avalon Properties from its formation in August 1993 through June 1998. Mr. Sargeant, a certified public accountant, is a magna cum laude graduate of the University of South Carolina, where he was elected to Phi Beta Kappa and the Honors College.

        Leo S. Horey, 46, Executive Vice President—Operations, is responsible for the management of all apartment communities for the Company. He has been Executive Vice President—Operations since January 2004 and was Senior Vice President—Property Operations from February 2001 through December 2003. Prior to assuming that office, Mr. Horey had served since the Merger as Regional Vice President—Property Operations, primarily with oversight of the Company's West Coast operations. Prior to the Merger, Mr. Horey had served since 1994 as Vice President—Property Operations for Avalon Properties with responsibility for numerous properties in Virginia, Maryland and the District of Columbia. Previously, Mr. Horey had worked for TCR since 1990, concentrating in acquisitions, dispositions and property management. Mr. Horey received his Masters of Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, where he was a Richard H. Jenrette Fellow. He also holds a Bachelor of Science degree in Computer Science and Economics from Duke University.

        Charlene Rothkopf, 57, has been Executive Vice President—Human Resources since January 2004 and joined the Company in March 2000 as Senior Vice President—Human Resources. Ms. Rothkopf is responsible for all human resource activities within the Company, including compensation, benefits, payroll, employment, associate relations, associate communications, and training and development. Immediately prior to joining the Company, Ms. Rothkopf was founder and President of Human Capital Group, a management consulting firm specializing in strategic planning and human resource development. From 1996 to 1999, Ms. Rothkopf was Vice President of Operations Human Resources for Host Marriott Services Corporation, and from 1993 to 1996 she was Vice President of Human Resources Planning and Development for Host Marriott Corporation. From 1983 to 1993, Ms. Rothkopf was employed by Marriott Corporation, most recently as Director of Benefit Operations. Ms. Rothkopf holds an undergraduate degree with high honors and a masters degree in administration and supervision from the University of Maryland, and she performed doctoral work at George Washington University in Human Resources Development and Management Science.

        David Bellman, 51, is the Company's Senior Vice President—Construction, with responsibility for Mid/High rise construction throughout all of the Company's markets. Mr. Bellman joined AvalonBay in 1998 and prior to that spent 16 years with Boston Properties. Mr. Bellman studied Engineering Administration at George Washington University and is a member of the New York City Builders Congress.

        Sean J. Breslin, 42, is the Company's Senior Vice President—Redevelopment and Asset Management, with responsibility for the Company's redevelopment and asset management activity. Prior to assuming his current role, he led the Company's West Coast investment activity for five years. Prior to joining the Company in 2002, Mr. Breslin was the Chief Operating Officer of CWS Capital Partners, where he was responsible for that company's operations and investment activity. He received his Bachelors Degree from California State University, Long Beach and his MBA from the University of Texas.

        Deborah A. Coombs, 53, is the Company's Senior Vice President—Property Operations, with responsibility for property operations in the Northern California and Pacific Northwest Regions. Prior to joining the Company in 2003, Ms. Coombs was Area Vice President for the Southern California region of Equity Residential Property Management. From 1989 to 1994, Ms. Coombs was the Regional Director of Operations for Lexford Properties. She received her BA Degree in Education with Distinction from Purdue University.

        Jonathan B. Cox, 51, is the Company's Senior Vice President—Development, with responsibility for all new development activity in the Mid-Atlantic region. Mr. Cox joined the Company in 2003 and has over 19 years of multifamily residential development experience, most recently as a Vice President with The Holladay Corporation. Mr. Cox graduated from Case Western Reserve University and has an M.B.A. from the Wharton School.

        Lili F. Dunn, 40, is the Company's Senior Vice President—Investments and since the Merger has had responsibility for the Company's national acquisition and disposition activity as well as portfolio management initiatives. In addition, she previously led the Company's redevelopment and market research efforts. Ms. Dunn is also the Managing Director of AvalonBay Value Added Fund, L.P., a discretionary institutional investment management fund formed by the Company in 2005 ("Fund I"), and AvalonBay Value Added Fund II, L.P., a similar fund formed by the Company in 2008 ("Fund II"). Prior to the Merger, Ms. Dunn had similar responsibilities for Avalon Properties. Previously, Ms. Dunn was the Director of Business Development for TCR. Ms. Dunn graduated with highest honors from the University of Michigan, where she earned a Bachelor of Business Administration. Ms. Dunn is also an Executive Member of the NMHC and Chairman of the NMHC Finance Committee.

        Frederick S. Harris, 57, is the Company's Senior Vice President—Development. He directs the Company's development activities in New York City, Southern Westchester and Long Island. Prior to joining the Company in 1998, Mr. Harris was with The Trotwood Corporation. He received his A.B. from Williams College, his M.S. in Transportation, Planning and Engineering from Polytechnic Institute of New York, and his J.D. from the NYU School of Law.

        Tom A. Javits, 57, is a Senior Vice President—Development for the Company, with responsibility for various development projects within New York City. Mr. Javits joined the Company in 2007 and has over 23 years of high-rise residential and commercial development experience including senior officer positions at Zeckendorf Realty, Boston Properties and Vornado Realty Trust. Immediately prior to joining the Company, Mr. Javits was responsible for development activity in New York City for Vornado Realty Trust. Mr. Javits received a B.S. in Environmental Management from the University of California at Berkeley and an MBA from the Harvard Business School.

        Joanne M. Lockridge, 50, is the Company's Senior Vice President—Finance and is responsible for financial forecasting and budgeting, secured and unsecured financing activity, joint venture structuring and capital market execution and strategy. Ms. Lockridge has been with the Company since the Merger, and prior to that with Avalon Properties since its formation in 1993. She earned her Masters in Finance degree from Fairfield University and her undergraduate degree, magna cum laude, from St. Anselm College.

        William M. McLaughlin, 44, is the Company's Senior Vice President—Development, with responsibility for all of the Company's development activity in Connecticut, Massachusetts and New Jersey, as well as wood-frame development activity in Westchester, NY. He has been with the Company or its predecessors since 1994. Before joining the Company, Mr. McLaughlin was with Lincoln Property Company, where he was responsible for multifamily development and acquisitions in eastern New England. Mr. McLaughlin received his Bachelors Degree in Economics from Harvard College in 1986.

        J. Richard Morris, 49, is the Company's Senior Vice President—Head of Construction and since February 23, 2005, has been the head of the Company's construction group. Prior to that, he had oversight responsibility for construction of garden style apartment communities throughout the Company since 2003 and throughout the Mid-Atlantic, Midwest and Northeast Regions since 2000. Mr. Morris joined Avalon Properties in 1996 and prior to joining the Company worked for regional residential developers in the Mid-Atlantic area constructing numerous large residential communities. Mr. Morris graduated cum laude from West Virginia State University with a B.S. in Building Construction. He also completed graduate courses in Engineering Management at the West Virginia College of Graduate Studies. Mr. Morris is a member of the National Association of Home Builders, where he has served on subcommittees for Codes and Standards.

        Kevin P. O'Shea, 43, is the Company's Senior Vice President—Investment Management, with responsibility for the formation, structuring and capital raising of Fund I and Fund II, as well as the debt financing, capital planning, investor relations, risk management and financial reporting activities of Fund I and Fund II. Mr. O'Shea joined the Company in July 2003. Prior to joining the Company,

Mr. O'Shea was an Executive Director in the Investment Research division of UBS AG, where he was an analyst providing equity research coverage of REITs. Previously, Mr. O'Shea was a real estate investment banker with UBS, PaineWebber Incorporated and CIBC World Markets, and in that capacity executed public debt and equity offerings, raising capital for real estate companies, and advised in M&A assignments involving real estate companies. Mr. O'Shea received his Masters Degree in Business Administration from Harvard Business School, his J.D. from Southern Methodist University and his undergraduate degree from Boston College.

        Christopher L. Payne, 39, is the Company's Senior Vice President—Development, with responsibility for all new development activity in the Southern California region. Prior to joining the Company in 2000, Mr. Payne managed new development activity for Belmont Corp. in Southern California. Mr. Payne received a B.S. in Business Administration / Finance from California State University, Fullerton and a Masters in Real Estate Development from the University of Southern California.

        Edward M. Schulman, 46, is the Company's Senior Vice President—General Counsel and Secretary. Mr. Schulman joined the Company in February 1999 and has served as General Counsel since that time. Prior to joining the Company, he was a corporate and securities law partner at Goodwin Procter LLP. Mr. Schulman is a magna cum laude graduate of Harvard Law School and received his undergraduate degree in economics from Princeton University, where he graduated with high honors.

        Bernard J. Ward, 44, is the Company's Senior Vice President—Property Operations and has oversight responsibility for all East Coast property operations. He joined the Company in 1997 and prior to that was with New Plan Realty Trust. Mr. Ward received a liberal arts degree from the University of California at San Diego.

        Stephen W. Wilson, 52, is the Company's Senior Vice President—Development, with responsibility for all development and redevelopment activity on the West Coast including Northern and Southern California and the Pacific Northwest. Prior to joining the Company in 1998, Mr. Wilson was a Senior Vice President and Chief Operating Officer for SU Development, Inc. of Bellevue, Washington and Senior Vice President of Continental Pacific, Inc. of Bellevue, Washington. Mr. Wilson received his B.A. in Business Administration (Accounting) from Washington State University. He is a member of ULI and The American Institute of Certified Public Accountants.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of Common Stock as to (i) each person or entity who is known by the Company to have beneficially owned more than five percent of the Common Stock as of December 31, 2008; (ii) each of the Company's directors and Nominees as of February 1, 2009; (iii) each of the Named Executive Officers as of February 1, 2009; and (iv) all directors and executive officers as a group as of February 1, 2009, based on representations of officers and directors of the Company and filings through February 2009 received by the Company on Schedule 13G under the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership known by the Company. All percentages have been calculated as of February 1, 2009 and are based upon 79,745,531 shares of Common Stock outstanding at the close of business on such date (unless otherwise indicated).

Name and Business Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Class (%)
Bryce Blair	824,331	(3)	1.03
Bruce A. Choate	53,196	(4)	*
John J. Healy, Jr.	26,189	(5)	*
Leo S. Horey	154,130	(6)	*
Gilbert M. Meyer	1,270,618	(7)	1.59
Timothy J. Naughton	472,202	(8)	*
Lance R. Primis	6,173		*
Peter S. Rummell	1,889	(9)	*
Thomas J. Sargeant	306,766	(10)	*
H. Jay Sarles	7,473		*
Edward M. Schulman	46,373	(11)
W. Edward Walter	947		*
All current directors and executive officers as a group (15 persons)	3,392,988	(12)	4.18
State Street Bank and Trust Company One Lincoln Street, Boston, MA 02111	4,286,810	(13)	5.38
Deutsche Bank AG Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany	4,860,581	(14)	6.10
Barclays Global Investors, NA 400 Howard Street, San Francisco, CA 94105	5,746,283	(15)	7.21
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	6,629,964	(16)	8.31
Morgan Stanley 1585 Broadway, New York, NY 10036	6,781,619	(17)	8.50

*
Less than one percent

(1)
The address for all directors and executive officers is AvalonBay Communities, Inc., 2900 Eisenhower Ave., Suite 300, Alexandria, Virginia 22314.

(2)
Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

(3)
Includes (i) 605,360 shares issuable upon the exercise of stock options that vest on or before April 1, 2009 and (ii) 300 shares held indirectly for children.

(4)
Includes (i) 9,791 shares issuable upon the exercise of stock options that vest on or before April 1, 2009, (ii) 10,500 shares held jointly with spouse which serve as collateral for a short term loan, and (iii) 31,074 shares issuable in the future under deferred stock awards granted to Mr. Choate in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(5)
Includes 26,189 shares issuable in the future under deferred stock awards granted to Mr. Healy in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(6)
Includes (i) 97,530 shares issuable upon the exercise of stock options that vest on or before April 1, 2009 and (ii) 46,268 shares held in a revocable trust.

(7)
Includes (i) 69,473 shares issuable upon the exercise of stock options that vest on or before April 1, 2009, (ii) 1,144,209 shares jointly owned jointly with spouse and held in a revocable trust which are subject to a line of credit with no amount outstanding, (iii) 54,165 shares issuable in the future under deferred stock awards granted to Mr. Meyer in lieu of restricted stock awards pursuant to elections made under the Stock Incentive Plan, and (iv) 2,771 shares owned by the Gilbert M. and Carol M. Meyer Foundation for which Mr. Meyer disclaims beneficial ownership.

(8)
Includes 374,644 shares issuable upon the exercise of stock options that vest on or before April 1, 2009.

(9)
Includes 1,308 issuable in the future under deferred stock awards granted to Mr. Rummell in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(10)
Includes (i) 175,887 shares issuable upon the exercise of stock options that vest on or before April 1, 2009, (ii) 56,008 shares owned jointly with Mr. Sargeant's spouse, and (iii) 1,352 shares held by his spouse.

(11)
Includes (i) 35,745 shares issuable upon the exercise of stock options that vest on or before April 1, 2009, and (ii) 389 shares held jointly with spouse.

(12)
Includes (i) 1,514,859 shares issuable upon the exercise of stock options that vest on or before April 1, 2009, (ii) 112,736 shares issuable in the future under deferred stock awards, (iii) 1,190,477 shares held in revocable trusts, 2,771 shares owned by the Gilbert M. and Carol M. Meyer Foundation, for which beneficial ownership is disclaimed, and (iv) 1,154,709 shares held in margin accounts or otherwise subject to being pledged as noted in the case of Mr. Meyers and Mr. Choate above.

(13)
The information reported is based upon a Schedule 13G filed with the SEC on February 13, 2009 reporting beneficial ownership as of December 31, 2008. The Schedule 13G indicates that the reporting entity is a Bank as defined in Section 3(A)(6) of the Investment Advisors Act of 1940 and has sole voting power and shared dispositive power with respect to all reported shares.

(14)
The information reported includes 666,017 shares beneficially owned by Deutsche Investment Management Americas ("Deutsche Investment Management"), 17,810 shares beneficially owned by Deutsche Bank Trust Corp. Americas ("Deutsche Bank Trust"), 3,884,235 shares beneficially owned by RREEF America, LLC ("RREEF"), 800 shares beneficially owned by Deutsche Bank Trust Company, NA ("Deutsche Bank, NA), 1,300 shares beneficially owned by Deutsch Asset Management International,GmbH ("DAMI"), 14,075 shares beneficially owned by DWS Investments S.A., Luxembourg ("DWS"), 276,284 shares beneficially owned by Deutsche Asset Management Australia Ltd. ("Deutsche Australia") and 60 shares beneficially owned by Deutsche Asset Management Japan Limited ("Deutsche Japan"). The information reported is based upon a Schedule 13G filed with the SEC on February 11, 2009 reporting beneficial ownership as of December 31, 2008. The Schedule 13G indicates that Deutsche Investment Management, RREEF, Deutsche Bank, NA, DWS, Deutsche Australia, Deutsche Japan, and DAMI are each investment advisors registered under the Investment Advisers Act of 1940, Deutsche Bank Trust is a bank and Deutsche Bank AG is a parent holding company. The Schedule 13G also indicates that (i) Deutsche Bank AG has sole voting power with respect to 2,890,704, sole dispositive power with respect to 4,859,721 shares, and shared dispositive power with respect to 860 shares, (ii) Deutsche Investment Management has sole voting and sole dispositive power with respect to 661,017 shares, (iii) Deutsche Bank Trust has sole voting power with respect to 17,810 shares, sole dispositive power with respect to 17,750 shares, and shared dispositive power with respect to 60 shares, (iv) RREEF has sole voting power with respect to 1,983,121 shares, and sole dispositive power with respect to 3,884,235 shares, (v) Deutsche Bank NA has shared dispositive power with respect to 800 shares, (vi) Deutsche Japan has sole voting and dispositive power with respect to 60 shares,

  (vii) DAMI has sole dispositive power with respect to 1,300 shares and no sole or shared voting or shared dispositive power, (viii) DSW has sole voting and dispositive power with respect to 14,075 shares, and (ix) Deutsche Australia has sole voting power with respect to 214,621 shares and sole dispositive power with respect to 276,284 shares.

(15)
The information reported includes 2,599,760 shares beneficially owned by Barclays Global Investors, NA, 2,614,146 shares beneficially owned by Barclays Global Fund Advisors, 320,444 shares beneficially owned by Barclays Global Investors, LTD, 164,466 shares beneficially owned by Barclays Global Investors Japan Limited, 45,832 shares beneficially owned by Barclays Global Investors Canada Limited, and 1,635 shares beneficially owned by Barclays Global Investors Australia Limited. Information reported is based upon a Schedule 13G filed with the SEC on February 6, 2009 reporting beneficial ownership as of December 31, 2008. The Schedule 13G indicates that Barclays Global Investors, NA and Barclays Global Investors Limited are banks and that Barclays Global Fund Advisors, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, and Barclays Global Investors Australia are all investment advisors registered under Section 203 of the Investment Advisors Act of 1940. No shares reported above have shared voting or dispositive power and the reporting entity has sole dispositive power for all shares. Barclay Global Investors, NA has sole voting power with respect to 2,159,697 shares and sole dispositive power with respect to 2,599,760 shares, Barclays Global Fund Advisors has sole voting power with respect to 2,609,312 shares and sole dispositive power with respect to 2,614,146 shares, Barclays Global Investors, LTD has sole voting power with respect to 292,044 shares and sole dispositive power with respect to 320,444 shares, and the other entities identified in the Schedule 13G have sole voting and dispositive power with respect to all reported shares.

(16)
Information reported is based upon a Schedule 13G filed with the SEC on February 13, 2009 reporting beneficial ownership as of December 31, 2008. The Schedule 13G indicates that the reporting entity is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G also indicates that the reporting entity has sole voting power with respect to 90,569 shares, sole dispositive power with respect to 6,629,964 shares, and no shared voting or dispositive power.

(17)
The information reported includes 5,477,146 shares beneficially owned by Morgan Stanley Investment Management Inc. ("Morgan Stanley Investment"), a wholly owned subsidiary of Morgan Stanley. Information reported is based upon a Schedule 13G filed with the SEC on February 17, 2009 reporting beneficial ownership as of December 31, 2008. The Schedule 13G indicates that Morgan Stanley Investment is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and Morgan Stanley is a parent holding company. The Schedule 13G also indicates that (i) Morgan Stanley has sole voting power with respect to 3,940,724 shares, sole dispositive power with respect to 6,781,619 shares, and shared voting power with respect to 633 shares and (ii) Morgan Stanley Investment has sole voting power with respect to 3,124,246 shares, sole dispositive power with respect to 5,477,146 shares, and shared voting power with respect to 382 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16, directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders") to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a-3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to Section 16(a) of the Exchange Act need to be filed. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2008, all filing requirements applicable to the Insiders were timely satisfied, with the exception of the following: as the result of an administrative delay, one Form 4 for each of the Company's Section 16 Officers (Messrs. Blair, Naughton, Sargeant, Horey, Schulman, and Morris, and Mmes. Rothkopf and Dunn), each reflecting the withholding of shares of stock by the Company as payment of taxes on the vesting of restricted stock, were filed on March 5, 2008, one day after the due date of March 4, 2008.

VI. OTHER MATTERS

Solicitation of Proxies

        The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. While the Company does not currently intend to use a third party proxy solicitation firm, it reserves the right to do so. In such case we anticipate that the cost of such third party proxy solicitation, which will be borne by the Company, will be approximately $12,000 plus reasonable out-of-pocket expenses.

Stockholder Proposals for Annual Meetings

        Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2010 annual meeting of stockholders must be received by the Company by December 4, 2009. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

        In accordance with our Bylaws as currently in effect, for a stockholder to nominate a director or for a proposal of a stockholder to be presented at the Company's 2010 annual meeting of stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company, together with all supporting documentation required by the Company's Bylaws, (A) not prior to December 4, 2009 nor later than January 3, 2010 or (B) in the event that the notice for the 2009 annual meeting of stockholders is sent out more than 30 days prior to or after April 3, 2010, (i) not earlier than the close of business on the 120th day prior to the date on which notice of the date of such meeting is mailed to stockholders, and (ii) not later than the close of business on the later of (x) the 90th day prior to the date of mailing of the notice for such annual meeting or (y) the 10th day following the day on which public announcement of the date of mailing of the notice for such annual meeting is first made. You may contact the Company's Secretary at the address mentioned below for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Any such proposals should be mailed to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Secretary.

Exhibit A

AVALONBAY COMMUNITIES, INC.

2009 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of AvalonBay Communities, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which

Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national exchange on which the Stock is traded.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: (i) earnings before interest, taxes, depreciation and amortization; (ii) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (iii) changes in the market price of the Stock; (iv) cash flow; (v) funds from operations or similar measure; (vi) sales or revenue; (vii) acquisitions or strategic transactions; (viii) operating income (loss); (ix) return on capital, assets, equity, or investment; (x) total stockholder returns or total returns to stockholders; (xi) gross or net profit levels; (xii) productivity; (xiii) expense; (xiv) margins; (xv) operating efficiency; (xvi) customer satisfaction; (xvii) working capital; (xviii) earnings per share of Stock; or (xix) lease up performance, net operating income performance or yield on development or redevelopment communities, any of which under the preceding clauses (i) through (xix) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of phantom stock units to a grantee.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to one or more unrelated persons or entities, or (ii) the sale or other transfer of all or substantially all of the Stock of the Company to one or more unrelated persons or entities (including by way of a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity).

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)   Administration of Plan.    The Plan shall be administered by the Administrator, provided that the amount, timing and terms of the grants of Awards to Non-Employee Directors shall be determined by the compensation committee or similar committee comprised solely of Non-Employee Directors.

        (b)   Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee's death, disability, retirement or termination of employment without cause, or a Sale Event;

          (vi)  subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)   Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company (or other executive officers of the Company to the extent permitted under applicable law) all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)   Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)   Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)   Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 2,930,000 shares, plus (ii) a number of shares equal to the number of shares available under the Company's 1994 Stock Incentive Plan as of the Effective Date, subject to adjustment as provided in Section 3. For purposes of this limitation, the shares of Stock underlying any Awards under this Plan or awards under the Company's 1994 Stock Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares of Stock shall not be added to the shares authorized for grant under the Plan: (1) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (2) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 600,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than 2,930,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)   Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.17 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellation or other termination of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

        (c)   Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and/or the terms of outstanding Awards to take into consideration cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event, other than those contemplated by Section 3(d) hereof, to the extent determined to be necessary by the Administrator to avoid distortion in the value of the Awards. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)   Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

        (e)   Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

        (a)   Grants of Stock Options.    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (b)   Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(b) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (c)   Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (d)   Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (e)   Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.

Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership) of shares of Stock beneficially owned by the optionee and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (f)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

        (a)   Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (b)   Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)   Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

        (a)   Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)   Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting and dividends of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)   Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)   Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction only (without any prior performance condition to the grant or vesting thereof), the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

        (a)   Nature of Restricted Stock Units.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction only (without any prior performance condition to the grant or vesting thereof), the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)   Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)   Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

        (d)   Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE SHARE AWARDS

        (a)   Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

        (b)   Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)   Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)   Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)   Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)   Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)   Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 300,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $4 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

        (a)   Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Stock Units or Restricted Stock Award may also contain terms and conditions different from such other Award.

        (b)   Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)   Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units or Restricted Stock Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

        (a)   Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)   Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

        (c)   Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)   Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15. TAX WITHHOLDING

        (a)   Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)   Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16. SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated or postponed except to the extent permitted by Section 409A.

        SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

  SECTION 18. AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

        (a)   No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)   Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)   Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)   Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)   Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21. EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the stockholders in accordance with applicable state law, the Company's bylaws and articles of incorporation and the applicable rules of the New York Stock Exchange. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: APRIL 1, 2009

DATE APPROVED BY STOCKHOLDERS:

Please take a moment now to authorize a proxy to vote these shares of AvalonBay Communities, Inc. common stock at the 2009 Annual Meeting of Stockholders.
YOU CAN AUTHORIZE A PROXY TO VOTE THESE SHARES TODAY IN ONE OF THREE WAYS:
AVALONBAY COMMUNITIES, INC. 2900 EISENHOWER AVENUE SUITE 300 ALEXANDRIA, VA 22314
BY INTERNET—www.proxyvote.com
Use the Internet to authorize your proxy and transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AvalonBay Communities, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your proxy using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BY PHONE - 1-800-690-6903
Use any touch-tone telephone to authorize your proxy and transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AvalonBay Communities, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVALN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALONBAY COMMUNITIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
1.	To elect the following nine individuals to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are elected and qualify:		☐	☐	☐
	(01)	Bryce Blair
	(02)	Bruce A. Choate
	(03)	John J. Healy, Jr.
	(04)	Gilbert M. Meyer
	(05)	Timothy J. Naughton
	(06)	Lance R. Primis
	(07)	Peter S. Rummell
	(08)	H. Jay Sarles
	(09)	W. Edward Walter					For	Against	Abstain
2.	To approve the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan.						☐	☐	☐
3.	To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2009.						☐	☐	☐
4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐		Yes	No
			HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐
Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

        The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

AVALN2

AVALONBAY COMMUNITIES, INC.
2009 ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2009, 9:00 A.M. EASTERN TIME
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P R O X Y

The undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), hereby appoints Bryce Blair, Timothy J. Naughton, and Thomas J. Sargeant, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at The Ritz-Carlton, Pentagon City, 1250 South Hayes Street, Arlington, VA 22202 on May 21, 2009, 9:00 a.m. Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON.

SEE REVERSE SIDE	PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE	SEE REVERSE SIDE